TRANSLATOR'S AFFIDAVIT

I, MARTIN BOYD, translator for DIALOGOS INTERCULTURAL SERVICES in the City of Toronto, in the province of Ontario, hereby make oath and declare:

1. That I am a professional translator certified with the American Translator's Association and fully fluent in the Spanish and English languages;

2. That I have carefully translated the attached document from Spanish into English;

3. That the attached translation is, to the best of my knowledge and ability a true, complete and exact translation from Spanish to English of said document.

MARTIN BOYD, TRANSLATOR
ATA Certified Translator (Spanish>English)

Sworn before me in the city of Toronto,
in the province of Ontario,
this 31st day of August, 2009.

ROMAN ZAROWSKY, NOTARY PUBLIC

ROMAN ZAROWSKY
BARRISTER & SOLICITOR
583 ANNETTE ST., UNIT A
TORONTO, ONTARIO M6S 2C3
TEL: (416) 763-4671

diálogos
Diálogos Intercultural Services
235A Jane St., Toronto, ON M6S 3Y8
Tel.: (416) 763 5821 Fax: (416) 946 1851
Website: www.dialogos.ca

ROMAN MARK ANDREW ZAROWSKY NOTARY PUBLIC ONTARIO

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ACUERDO DE INVERSIÓN, EXPLORACIÓN Y OPCIÓN DE BAJO POBRE

ESTE ACUERDO DE INVERSIÓN, EXPLORACIÓN Y OPCIÓN (el "Acuerdo") se celebra el día 28 de Marzo de 2007 (la "Fecha de Ejecución").

POR Y ENTRE:

CERRO CAZADOR S.A., una sociedad debidamente constituida y existente bajo las leyes de la Argentina, con domicilio en Cerrito 1186, Piso 3, Ciudad Autónoma de Buenos Aires, Argentina ("CCSA") por una parte; y

FK MINERA S.A., una sociedad debidamente constituida y existente bajo las leyes de la Argentina, con domicilio en Angelelli 9, Barrio Güemes, Comodoro Rivadavia, Argentina ("FKM"), por la otra.

CCSA y FKM serán denominados como las "Partes" en forma colectiva y como "Parte" cada una individualmente.

CONSIDERANDO QUE:

(A) FKM es el único propietario del 100% de la propiedad minera Bajo Pobre (la "Propiedad Minera Bajo Pobre"), conforme lo descrito en el Anexo A al presente Acuerdo.

(B) Una afiliada de CCSA y FKM han celebrado una Carta de Intención con fecha 12 de Diciembre de 2006 (la "Carta de Intención") mediante la cual las Partes acordaron los términos y condiciones preliminares que regirían las negociaciones sobre un acuerdo para la prospección, exploración y desarrollo de la Propiedad Minera Bajo Pobre.

(C) FKM desea otorgar a CCSA, conforme los términos y condiciones aquí contenidos, la opción única, inmediata, exclusiva e irrevocable para adquirir, a sola discreción de CCSA y ya sea directamente o mediante una Afiliada de CCSA, el 100% o cualquier parte de la Propiedad Minera Bajo Pobre.

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POR LO TANTO, en consideración de los pactos y condiciones aquí contenidos, la suficiencia de los cuales es reconocida por las Partes. las Partes acuerdan lo siguiente:

SECCIÓN I DEFINICIONES

1.1 **Definiciones.** Los siguientes términos tendrán las siguientes definiciones a menos que se establezca lo contrario en otra parte de este Acuerdo.

"**Actividades**" tendrá el significado otorgado en la Sección 7.1 del presente.

"**Acuerdo**" tendrá el significado otorgado en el párrafo introductorio del presente.

"**Afiliada**" significará cualquier Persona, sociedad, joint venture, corporación o cualquier otra forma de empresa o asociación que directa o indirectamente Controle, sea controlada por o este bajo común Control con una Parte.

"**Agentes**" significará empleados, agentes, trabajadores, contratistas. abogados y consultores.

"**Año**" tendrá el significado otorgado en la Sección 5.1 del presente.

"**Autoridad Gubernamental**" significará cualquier departamento gubernamental o cuasi-gubernamental, ministerio, comisión. corporación, comité. buró. agencia administrativa o regulatoria, cualquier corte o tribunal. ya sean federales. provinciales o municipales.

"**Autorización Gubernamental**" significará cualquiera aprobación, consentimiento. licencia, permiso, concesión, decreto, renuncia, reconocimiento o cualquier otra autorización emitida, otorgada, dada o puesta a disposición por cualquier Autoridad Gubernamental.

"**Carta de Intención**" tendrá el significado otorgado en los considerandos del presente.

"**CCSA**" tendrá el significado otorgado en el párrafo introductorio del presente.

"**Compromiso de Inversión del Primer Año**" tendrá el significado otorgado en la Sección 5.6 (d) del presente.

"**Control**" significará posesión, directa o indirecta, del poder para dirigir o causar que se dirija la administración y políticas mediante la propiedad de acciones. contrato u otros de una Persona. "Controlar" tendrá el significado aquí otorgado.

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"**Deber de Terminación**" tendrá el significado otorgado en la Sección 5.6 (b) del presente.

"**Evento de Demora**" significará cualquier evento que resulte en una demora en la habilidad de CCSA para ejercer cualquiera de sus derechos o cumplir con cualquiera de sus obligaciones emergentes del presente y debido en todo o en parte a (a) Fuerza Mayor o (b) un acto u omisión intencional o negligente por parte de FKM.

"**Fecha de Ejecución**" tendrá el significado otorgado en el párrafo introductorio del presente.

"**FKM**" tendrá el significado otorgado en el párrafo introductorio del presente.

"**Fuerza Mayor**" significará cualquier acto, evento o causa más allá del razonable control de la parte involucrada, incluyendo, sin limitación, huelgas, paros u otra disputa industrial, actos de un enemigo público, motines, actos de violencia pública, pillaje, rebelión, revuelta, revolución, guerra civil, golpe de estado, o cualquier evento de carácter político que afecte o pueda afectar materialmente el éxito de las operaciones contempladas bajo este Acuerdo, fuego, tormenta, inundación, explosión, restricciones gubernamentales, y fracaso en la obtención de Autorizaciones Gubernamentales, incluyendo las referidas a impacto ambiental.

"**Gastos de Exploración**" tendrá el significado otorgado en la Sección 5.3 del presente.

"**Gastos de Exploración por Pre-Terminación**" tendrá el significado otorgado en la Sección 5.6 (a) del presente.

"**Gravámenes**" significará gravámenes, privilegio, opciones, promesas, usufructos, acuerdos, intereses, prendas, hipotecas y/o cargos de cualquier naturaleza.

"**Inversión**" tendrá el significado otorgado en la Sección 5.1 del presente.

"**Nota de Arbitraje**" tendrá el significado otorgado en la Sección 17.2 del presente.

"**Obligaciones Pendientes**" tendrá el significado otorgado en la Sección 6.1 (k) del presente y más particularmente el otorgado en el Anexo B del presente.

"**Opción**" tendrá el significado otorgado en la Sección 4.1 del presente.

"**Operador**" tendrá el significado otorgado en la Sección 7.1 del presente.

"**Parte Afectada**" tendrá el significado otorgado en la Sección 12.1 (a) del presente.

"**Parte Reveladora**" tendrá el significado otorgado en la Sección 16.1 del presente.

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"**Partes**" tendrá el significado otorgado en el párrafo introductorio del presente.

"**Pérdidas**" significará pérdidas actuales, responsabilidades, daños, lesiones, costos o expensas, incluyendo sin limitación, Gastos de Exploración y aquellos que surjan de forma razonable de honorarios legales y otros costos por litigios o procedimientos administrativos (ya sean potenciales o pendientes), pero excluyendo en cualquier caso los daños indirectos o consecuenciales.

"**Periodo de Opción**" significará el periodo durante el cual la Opción esta activa y tiene efectos.

"**Persona**" significará cualquier individuo, clase de asociación, sociedad, empresa, empresa unipersonal, cualquier otra entidad o Autoridad Gubernamental.

"**Primer Año**" tendrá el significado otorgado en la Sección 5.1 (b) del presente.

"**Propiedad**" significará, individualmente, cualquier derecho, concesiones de minas y minerales que formen parte de la Propiedad Minera Bajo Pobre conforme el Anexo A.

"**Propiedad Minera Bajo Pobre**" tendrá el significado otorgado en los considerandos del presente y más particularmente el otorgado en el Anexo A del presente.

"**Segundo Año**" tendrá el significado otorgado en la Sección 5.1 (d) del presente.

"**Sustancia Peligrosa**" significará cualquier sustancia peligrosa o contaminante, basura, sustancia o material tóxico o peligroso, conforme lo defina o regule cualquier ley aplicable, regulación o Autoridad Gubernamental.

"**US$**" significará la moneda de curso legal en los Estados Unidos de América.

1.2 **Encabezados.** Los encabezados de las secciones y anexos en este Acuerdo son de carácter meramente referencial y en ningún caso podrán afectar el significado o interpretación de este Acuerdo.

SECCIÓN II DECLARACIONES Y GARANTÍAS

2.1 **Declaraciones y Garantías de las Partes.** A la Fecha de Ejecución, FKM declara y garantiza a favor de CCSA, y CCSA declara y garantiza a favor de FKM que:

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(a) es una sociedad debidamente constituida, existente y en cumplimiento de todas las leyes de su jurisdicción de constitución y esta debidamente autorizada y calificada para cumplir con el propósito de este Acuerdo;

(b) tiene pleno poder y capacidad para celebrar este Acuerdo y para realizar todas las transacciones contempladas en el mismo, tiene todos los requisitos corporativos, consentimientos y aprobación del Directorio y de la Asamblea de accionistas, y todas las demás acciones necesarias para autorizar la ejecución, entrega y cumplimiento del Acuerdo han sido debidamente tomadas;

(c) ni la celebración del presente Acuerdo ni la consumación de las transacciones aquí contempladas entran o entrarán en conflicto con, o configuran o configurarán un incumplimiento de, o dan motivo para la rescisión de, o acelera la performance requerida por, cualquier termino u orden judicial, decreto de consentimiento, licencia o acuerdo o contrato o permiso al cual esta sujeto o es parte, ni constituirá incumplimiento, ni violará cualquier previsión de su estatuto o documentos constitutivos;

(d) no esta sujeto a ninguna orden, opinión, decreto, prohibición, sanción o ley gubernamental, y no hay ningún asunto pendiente o, a su mejor conocimiento, amenaza, que pueda impedir la obtención de permisos o implementación de cualquier transacción u operación contemplada en este Acuerdo;

(e) este Acuerdo es debidamente celebrado por ella, y es válido y vinculante para ella de acuerdo a sus términos, sujeto a la Ley de Concursos y Quiebras y demás leyes que afecten la ejecución de los derechos de acreedores y la disposición de remedios dejados a discreción de los tribunales;

(f) no ha cometido ni incurrido en ningún acto o evento de quiebra, no es insolvente, no ha propuesto un compromiso o acuerdo con sus acreedores, no ha tenido una solicitud, voluntaria o involuntaria, de concurso o quiebra, no ha realizado una declaración voluntaria de quiebra, no ha tomado ningún procedimiento respecto a ningún compromiso o acuerdo, no ha tomado ningún procedimiento para ser declarado en quiebra, no ha tomado ningún procedimiento para que cualquiera de sus bienes sean

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administrados judicialmente, ningún titular de un gravamen ha tomado posesión sobre su propiedad, y no ha tenido ninguna ejecución o retención sobre cualquiera de sus propiedades.

2.2 **Declaraciones y Garantías Adicionales de FKM**. A la Fecha de Ejecución. FKM declara y garantiza a favor de CCSA:

(a) La Propiedad Minera Bajo Pobre se encuentra al día con sus obligaciones y en cumplimiento de las leyes de la Argentina y, salvo por las Obligaciones Pendientes, ningún evento, condición y/o hecho existe que, luego de notificado o por el transcurso del tiempo o ambos, vaya a constituir un incumplimiento bajo tales concesiones mineras, y no hay terceras Personas ostentando o queriendo ostentar derechos sobre la Propiedad Minera Bajo Pobre;

(b) FKM ha entregado o ha hecho posible para su inspección por parte de CCSA toda la información existente en su posesión relacionada con la Propiedad Minera Bajo Pobre, y entregará a CCSA inmediatamente ante el requerimiento de CCSA los estudios y resultados de excavaciones en la Propiedad Minera Bajo Pobre;

(c) FKM ha cumplido en todos los aspectos con todas las leyes, reglas, regulaciones, impuestos y requisitos de presentación respecto de la Propiedad Minera Bajo Pobre incluyendo, sin limitación, las leyes ambientales aplicables, y no ha recibido ninguna notificación de incumplimiento, violación o incumplimiento (o un evento o condición que, con el paso del tiempo, pueda convertirse en un incumplimiento) respecto de la Propiedad Minera Bajo Pobre, y todas las presentaciones aplicables han sido hechas y están vigentes, y todos los derechos y títulos de la Propiedad Minera Bajo Pobre han sido validamente asentados de acuerdo a las leyes de la Argentina;

(d) Ninguna Sustancia Peligrosa ha sido situada, mantenida, dejada, usada o dispuesta, sobre, bajo o en la Propiedad Minera Bajo Pobre;

(e) Los trabajos de prospección, procesos, emprendimientos y demás operaciones realizadas o conducidas por o en nombre de FKM respecto de la Propiedad Minera Bajo Pobre han sido realizadas o conducidas de manera adecuada y profesional y en

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cumplimiento con las prácticas geológicas y geofísicas, de exploración y minería, y de ingeniería y metalúrgicas. Dichos trabajos, procesos, emprendimientos y demás operaciones cumplen con todas las leyes aplicables, estatutos, ordenanzas, permisos, reglas, regulaciones y ordenes o decisiones de cualquiera Autoridad Gubernamental;

(f) No existe ningún procedimiento legal, administrativo, de arbitraje, o de cualquier otra clase, reclamo o acción de cualquier naturaleza o investigación pendiente contra o amenazando la Propiedad Minera Bajo Pobre o cualquier derecho asociado a esta;

(g) Todos los impuestos, cánones mineros, contribuciones, deberes, cánones, de superficie y demás tasas e impuestos, impuestos, requeridos o cobrados sobre o contra la Propiedad Minera Bajo Pobre, salvo por las Obligaciones Pendientes, han sido totalmente pagados;

(h) FKM no ha recibido ninguna notificación de la existencia de confiscación, expropiación o procedimiento similar que afecte a la Propiedad Minera Bajo Pobre;

(i) No existen otros acuerdos, intereses adversos u opciones para adquirir o comprar la Propiedad Minera Bajo Pobre o cualquier porción de la misma, y ninguna Persona distinta de FKM tiene intereses o derechos en la Propiedad Minera Bajo Pobre, o tiene derecho al pago de un royalty pagadero por FKM o por cualquier otra Persona respecto de la Propiedad Minera Bajo Pobre de cualquier producto mineral que hubiere sido extraído o que pueda llegar a ser extraído de la Propiedad Minera Bajo Pobre;

(j) FKM es el propietario de la Propiedad Minera Bajo Pobre y dicha propiedad está libre de cualquier clase de gravamen;

(k) FKM ha obtenido y mantiene todas las Autorizaciones Gubernamentales requeridas para mantener la Propiedad Minera Bajo Pobre y para operar su negocio en la forma en que lo viene haciendo al día de hoy en la Propiedad Minera Bajo Pobre.

SECCIÓN III **PROPÓSITO**

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3.1 **Propósito**. El propósito de este Acuerdo es establecer los términos y condiciones para la prospección, exploración y desarrollo por parte de CCSA de la Propiedad Minera Bajo Pobre y mediante el cual FKM otorgará a favor de CCSA o sus Afiliadas, la opción única, inmediata y exclusiva para adquirir, a su sola discreción, el 100% de la propiedad sobre toda o cualquier parte de la Propiedad Minera Bajo Pobre, en cualquier caso libre de cualquier clase de Gravamen.

SECCIÓN IV OTORGAMIENTO DE LA OPCIÓN

4.1 **Opción**. Tomando en consideración los pactos y acuerdos de CCSA contenidos en el presente, FKM entrega y otorga en este acto a CCSA la opción única, inmediata, exclusiva e irrevocable (la "Opción") para que CCSA pueda adquirir el 100% (o menos si es que así lo decide CCSA) de la propiedad sobre toda o cualquier parte de la Propiedad Minera Bajo Pobre, libre de cualquier clase de Gravamen, mediante el cumplimiento, dentro del período de tiempo estipulado, de aquellas obligaciones contenidas en la Sección V.

4.2 **Plazo**. La Opción comenzará en la Fecha de Ejecución y terminará el 30 de Septiembre de 2012 (el "Período de Opción"). Para mayor claridad, y sin limitación alguna, se entiende y acuerda que durante todo el tiempo que dure el Período de Opción, CCSA, a su sola discreción, tendrá el derecho de terminar la Opción respecto de cualquier o todas las minas y derechos minerales que forman parte de la Propiedad Minera Bajo Pobre y, en tal caso, lo previsto en la Sección 5.6 será aplicable.

SECCIÓN V PAGO DE OPCIÓN

5.1 **Pagos de Gastos de Exploración**. A fin de mantener la Opción vigente y con pleno efecto y para poder ejercer la Opción, CCSA deberá pagar a FKM la suma total de US$ 230.000 (Dólares Estadounidenses Doscientos Treinta Mil) y proveer Gastos de Exploración con respecto a la Propiedad Minera Bajo Pobre por la suma total de US$ 500.000 (Dólares Estadounidenses Quinientos Mil) (la "Inversión") de acuerdo al siguiente cronograma:

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(a) dentro de los 180 días desde la Fecha de Ejecución pagar a FKM US$ 50.000 (Dólares Estadounidenses Cincuenta Mil), cincuenta por ciento del cual será pagado inmediatamente después de cumplida la condición contenida en la Sección 7.3 (h) del presente Acuerdo, en lo posible dentro de los 30 días desde la Fecha de Ejecución;

(b) desde e incluyendo la Fecha de Ejecución hasta inclusive el 30 de Junio de 2008 (el "Primer Año") gastar US$ 250.000 (Dólares Estadounidenses Doscientos Cincuenta Mil) en Gastos de Exploración;

(c) el 28 de Marzo de 2008, pagar a FKM US$ 30.000 (Dólares Estadounidenses Treinta Mil);

(d) desde e incluyendo el 1 de Julio de 2008 hasta inclusive el 30 de Junio de 2009 (el "Segundo Año") gastar US$ 250.000 (Dólares Estadounidenses Doscientos Cincuenta Mil) en Gastos de Exploración;

(e) el 28 de Marzo de 2009, pagar a FKM US$ 50.000 (Dólares Estadounidenses Cincuenta Mil);

(f) el 28 de Marzo de 2010, pagar a FKM US$ 50.000 (Dólares Estadounidenses Cincuenta Mil); y

(g) el 28 de Marzo de 2011, pagar a FKM US$ 50.000 (Dólares Estadounidenses Cincuenta Mil).

(cada uno, el Primer Año y el Segundo Año siendo un "Año").

5.2 **Adjudicación parcial de interés**. Las Partes por el presente acuerdan que, sujeto a este Acuerdo y durante el Período de Opción, y si perjuicio de cualquier terminación anticipada del presente Acuerdo, CCSA habrá adquirido:

(a) 51% de la Propiedad Minera Bajo Pobre una vez que hubiere cumplido con los Gastos de Exploración y pagos a FKM contenidos en las sub-secciones 5.1 (c), (d) y (e);

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(b) 60% de la Propiedad Minera Bajo Pobre una vez que hubiere cumplido con el pago a FKM contenido en la sub-sección 5.1 (f); y

(c) 100% de la Propiedad Minera Bajo Pobre una vez que hubiere cumplido con el pago a FKM contenido en la sub-sección 5.1 (g).

Una vez que CCSA hubiere adquirido el 51% de la Propiedad Minera Bajo Pobre conforme lo establecido en el punto (a) que antecede, los pagos a FKM contenidos en las sub-secciones 5.1 (f) y (g) serán obligatorios y una vez que CCSA hubiere incurrido en los Gastos de Exploración y pagos a FKM mencionados en las sub-secciones 5.2 (a), (b) y (c). FKM estará obligado a transferir la Propiedad Minera Bajo Pobre a favor de CCSA.
A tal efecto, FKM otorgará un poder irrevocable, igual al contenido en el Anexo C, a favor de CCSA o quien CCSA designe dentro de los treinta (30) días de la Fecha de Ejecución.

5.3 **Gastos de Exploración.** Para efectos de este Acuerdo, el término "Gastos de Exploración" significará todo el efectivo, expensas y obligaciones gastados o incurridos por CCSA o cualquier Persona en su nombre, en cualquier actividad, incluyendo la etapa temprana de exploración, evaluación y desarrollo de las actividades de exploración minera, en o para la Propiedad Minera Bajo Pobre, para obtener nuevas licencias de exploración o constitución o concesiones de derechos mineros para y en nombre de FKM o posibles sociedades conjuntas que resulten de las actividades llevadas a cabo en la Propiedad Minera Bajo Pobre. Tales Gastos de Exploración incluirán, pero no estarán limitados a, pagos por la tierra, tasas, impuestos y cargos requeridos para mantener la Propiedad Minera Bajo Pobre y sus respectivos derechos mineros, licencias y actividades en debida forma y oponibles; todos los gastos por trabajos de exploración geofísica, geoquímica y geológica; todos los gastos por exámenes, perforaciones, ensayos, pruebas metalúrgicas y cualquier otro gasto que beneficie directamente a la Propiedad Minera Bajo Pobre y el trabajo de exploración realizado en la misma; y un cargo por el Operador, igual al 7% de los Gastos de Exploración incurridos por ellos o en su nombre, como compensación por tareas administrativas y apoyo corporativo, técnico y administrativo que en otro caso no sería cobrado. Prueba de tales gastos deberá ser enviada por CCSA a FKM por escrito dentro

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de los noventa (90) días siguientes al término de cada Año. Para mayor claridad se entiende que los Gastos de Exploración incluirán, pero no estarán limitados a, el Impuesto al Valor Agregado, el Impuesto a los Ingresos Brutos, el Impuesto a los débitos y créditos, el Impuesto a las transferencias bancarias y cualquier otro impuesto, tasa o contribución, ya sea Nacional, Provincial o Municipal, creado o a crearse en el futuro, sobre los items mencionados anteriormente.

5.4 **Reducción de Gastos.** Se entiende y acuerda que todos los Gastos de Exploración mencionados en la Sección 5.1 están basados en todos los derechos, minas y concesiones mineras que forman parte de la Propiedad Minera Bajo Pobre. Si en el futuro, la Propiedad Minera Bajo Pobre se viese reducida en un 20% o más por medidas tomadas por cualquier Autoridad Gubernamental (por ejemplo, como esta contemplado en la Sección 6.1 (h)) o por cualquier acción tomada por CCSA, de modo razonable y actuando en base a asuntos encontrados mediante un due diligence, entonces los Gastos de Exploración pendientes serán reducidos *pro rata* en un porcentaje igual al porcentaje en el que la Propiedad Minera Bajo Pobre hubiere sido reducida.

5.5 **Exceso de Gastos y Defecto de Cumplir con los Gastos Mínimos Requeridos.**

(a) Durante el Período de Opción, cualquier exceso en Gastos de Exploración incurrido por CCSA en cualquier Año específico será considerado como un adelanto de los Gastos de Exploración mínimos del siguiente Año.

(b) Si CCSA no logra cumplir con los Gastos de Exploración mínimos requeridos para cualquier Año específico conforme el cronograma contenido en la Sección 5.1, un monto igual a la diferencia entre los Gastos de Exploración mínimos requeridos para dicho Año y el monto efectivamente incurrido por CCSA, será adicionado al monto de Gastos de Exploración mínimos requeridos para el Año subsiguiente. Sin perjuicio de lo antedicho, las Partes por el presente acuerdan que a fin de mantener la Opción vigente, CCSA deberá incurrir al menos el sesenta y cinco por ciento (65%) de los Gastos de Exploración mínimos requeridos para cualquier Año específico. Sin perjuicio de lo antedicho, las Partes acuerdan que los pagos a FKM, señalados en la Sección 5.1 (a), (c), (e), (g) e (i) son inexorables y no se les aplicará la condición del 65%.

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5.6 **Terminación del Acuerdo y Compromiso de Inversión del Primer Año.**

(a) Terminación por CCSA. CCSA tendrá el derecho a terminar este Acuerdo así como todos sus derechos y obligaciones incluidos en el mismo, a su sola discreción y por cualquier razón, en o antes de la fecha en la cual el total de los Gastos de Exploración y pagos a FKM indicados en la Sección 5.1 hubieren sido incurrido, otorgando un preaviso escrito de noventa (90) días a FKM. Cualquier aviso de terminación por parte de CCSA se tendrá por hecho una vez que CCSA haya enviado la nota de terminación por escrito a FKM de acuerdo a lo estipulado en la Sección 18.1 del presente. Desde la fecha en que CCSA haya presentado la nota de terminación por escrito no tendrá más obligación de hacer Gastos de Exploración, a excepción de el Compromiso de Inversión del Primer Año (si es que no se ha cumplido aún). y por un periodo de noventa (90) días a partir de la nota de terminación, cualquier pago que sea razonablemente necesario para mantener la Propiedad Minera Bajo Pobre vigente (todos los Gastos de Exploración realizados luego de la nota de terminación por CCSA y antes de la terminación, los "Gastos de Exploración por Pre-Terminación").

(b) Terminación por CCSA. Si CCSA decidiera dar por terminado este Acuerdo antes del 28 de Marzo de 2009, tendrá las siguientes obligaciones (cada obligación a continuación descripta, un "Deber de Terminación"):

(i) CCSA deberá entregar todos los mapas, reportes, resultados de exámenes y perforaciones; así como de cualquier otro resultado de información provisto a CCSA por FKM, a FKM, así como también todos los planes de exámenes, reportes de perforaciones, información, mapas y cualquier otro reporte de exploración pertinente realizado por CCSA respecto de la Propiedad Minera Bajo Pobre:

(ii) CCSA entregará a FKM un documento con respecto a cualquier reclamo o posible reclamo contra la Propiedad Minera Bajo Pobre, en forma y sustancia satisfactorias para todas las Partes;

(iii) todas las edificaciones, plantas, equipos, maquinaria, herramientas, instrumentos y provisiones que hubieren sido introducidos a la Propiedad Minera Bajo Pobre por o en nombre de CCSA deberán ser removidos por CCSA en cualquier

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momento dentro de los 12 meses de terminado el Acuerdo, a menos que se acuerde algo diferente; y

(iv) CCSA deberá realizar cualquier rehabilitación, mejoramiento o control de polución en la Propiedad Minera Bajo Pobre sólo en relación a los resultados directos de las actividades realizadas por CCSA en la Propiedad Minera Bajo Pobre y en la medida que dichas actividades no hubiesen sido realizadas siguiendo instrucciones de FKM.

(c) Terminación por FKM. Si CCSA ha incumplido con (i) su obligación de incurrir en Gastos de Exploración y pagos a FKM conforme lo indicado en la Sección 5.1 o (ii) con los pactos contenidos en las Secciones 6.2 (a) y 7.3 (b) del presente y este incumplimiento resulta en un perjuicio en el título de FKM sobre la Propiedad Minera Bajo Pobre, en el caso de (i) o (ii) FKM deberá enviar una nota por escrito a CCSA, la cual deberá contener un detalle sobre el incumplimiento y, si dentro de los sesenta (60) días de dicha nota, el incumplimiento no ha sido rectificado, FKM podrá terminar este Acuerdo mediante nota escrita a CCSA; siempre que si el incumplimiento de CCSA no puede rectificarse dentro de los sesenta (60) días y CCSA demuestra estar actuando diligentemente para rectificar el incumplimiento, el período de rectificación de tal incumplimiento será extendido por un periodo adicional de sesenta (60) días.

(d) Sin perjuicio de las sub-secciones (a), (b) y (c) pero sujeto a la Sección XII, se entiende y acuerda que los Gastos de Exploración mínimos requeridos en las secciones 5.1 (a) y (b) son el único compromiso firme (el "Compromiso de Inversión del Primer Año") y que en caso de terminación de este Acuerdo y de no haberse incurrido dicho monto al final del Primer Año, la diferencia entre los Gastos de Exploración mínimos requeridos para el Primer Año y el monto efectivamente incurrido por CCSA o sus Agentes, será inmediatamente y sin ninguna deducción enviado a FKM como cancelación total de las obligaciones de CCSA bajo este Acuerdo.

5.7 **Derecho de Pago Acelerado.** Sin perjuicio del esquema de Gastos de Exploración contenido en la Sección 5.1, si así lo decide a su sola discreción, CCSA podrá incurrir cualquier monto de Gastos de Exploración y pagos a FKM por adelantado

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Pobre se encuentra ubicada. Si tal comunicación fuese verbal deberá enviarse, lo antes posible, un informe detallado por escrito;

(d) asegurará que todas las tasas y cánones respecto de la Propiedad Minera Bajo Pobre, a excepción de las Obligaciones Pendientes, que deban ser abonados sean pagados a la brevedad y que todos los procedimientos, acciones y recursos apropiados sean ejercidos a fin de defender y proteger las Propiedad Minera Bajo Pobre;

(e) informará a CCSA de cualquier litigio, arbitraje u otro procedimiento o reclamo que amenace la Propiedad Minera Bajo Pobre u otro problema o información que pueda afectar la Propiedad Minera Bajo Pobre;

(f) se abstendrá de iniciar cualquier litigio, arbitraje u otro procedimiento que afecte o pueda afectar la Propiedad Minera Bajo Pobre, o la validez u oponibilidad de este Acuerdo, sin la aprobación previa y escrita de CCSA;

(g) se abstendrá de realizar cualquier acción u omisión que invalide cualquier consentimiento o aprobación de terceros relacionados con este Acuerdo;

(h) Sin perjuicio de las declaraciones y garantías hechas por FKM, FKM por el presente expresamente reconoce que, a la Fecha de Ejecución, ciertas obligaciones establecidas por ley y referidas a la Propiedad Minera Bajo Pobre están pendientes de cumplimiento y en particular obligaciones referidas al pago de los cánones mineros por el primer y segundo semestre de los años 2005 y 2006 de las Propiedades (conjuntamente las "Obligaciones Pendientes"); y

(i) FKM se compromete a entregar a CCSA en la Fecha de Ejecución fotocopias de todos los mapas, reportes, resultados de análisis y perforaciones y cualquier otro informe o información que FKM hubiese preparado o hecho preparar o pudiese tener en su posesión o bajo su control respecto de la Propiedad Minera Bajo Pobre.

6.2 **Pactos de CCSA**. Por el presente, CCSA declara en beneficio de FKM que, mientras CCSA sea el Operador bajo este Acuerdo:

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(a) cumplirá con todas las leyes, reglas y regulaciones aplicables con respecto a la Propiedad Minera Bajo Pobre y asegurará que todos los trabajos realizados en la Propiedad Minera Bajo Pobre por o en nombre de CCSA. serán acordes a la buena práctica de la industria minera y en cumplimiento de todas las leyes, reglas, regulaciones y licencias aplicables, así como también de cualquier otro consentimiento, incluyendo, sin limitación, aquellos relacionados con asuntos ambientales, tales como disposición y depósito de basura;

(b) informará a FKM de cualquier asunto ambiental, de salud y seguridad o de relaciones con la comunidad adverso, del que tenga conocimiento y que pueda llegar a afectar a la Propiedad Minera Bajo Pobre o al área donde la Propiedad Minera Bajo Pobre se encuentra ubicada. Si tal comunicación fuese verbal deberá enviarse, lo antes posible, un informe detallado por escrito;

(c) realizará y hará realizar todos los actos necesarios y ejecutará y entregará todos los documentos requeridos por ley o razonablemente requeridos por cualquier Autoridad Gubernamental a fin de otorgar vigencia y efecto a las intenciones de las Partes y los objetivos de este Acuerdo y las transacciones en el mismo contempladas, incluyendo la ejecución y entrega de documentos u otros instrumentos;

(d) entregará a FKM cualquier notificación o comunicación recibida por CCSA en su capacidad como Operador de la Propiedad Minera Bajo Pobre relacionada con cualquier litigio, arbitraje, procedimiento o reclamo contra FKM o cualquier otro problema o información que pueda afectar la Propiedad Minera Bajo Pobre; y

(e) se abstenerá de iniciar cualquier litigio, arbitraje u otro procedimiento que afecte o pueda afectar la Propiedad Minera Bajo Pobre, o la validez u oponibilidad de este Acuerdo, sin la aprobación previa y escrita de FKM, excepto en el caso en que CCSA, actuando razonablemente, lo considere apropiado o necesario para proteger sus derechos bajo este Acuerdo.

SECCIÓN VII **OPERADOR**

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7.1 **Operador**. Durante el Período de Opción con respecto a la Propiedad Minera Bajo Pobre, CCSA será la Parte responsable (el "Operador") de conducir (o, a su sola y única discreción contratar a terceros para conducir) todas las actividades mineras, de prospección y de exploración en la Propiedad Minera Bajo Pobre (las "Actividades"). Durante el Período de Opción CCSA, en su calidad de Operador, tendrá única y total discreción para conducir las Actividades.

7.2 **Derechos del Operador**. Como Operador, CCSA tendrá el derecho exclusivo e inmediato para ingresar, explorar y desarrollar la Propiedad Minera Bajo Pobre y a tener posesión pacífica y exclusiva sobre la Propiedad Minera Bajo Pobre con exclusivo poder y autoridad para realizar muestreos, extraer, perforar, realizar prospección, explorar y desarrollar la Propiedad Minera Bajo Pobre de la forma en que CCSA a su sola y única discreción pueda determinar, incluyendo sin limitación, el derecho a construir, traer e instalar todos los inmuebles, maquinaria, equipos y provisiones que CCSA considere necesario y apropiado y a remover cantidades razonables de minerales en bruto, minerales o metales a fin de realizar ensayos o pruebas.

7.3 **Obligaciones del Operador**. En su calidad de Operador y durante el Período de Opción, CCSA será responsable de cumplir con las siguientes obligaciones siempre y cuando sea capaz de asumir tales obligaciones conforme a los derechos otorgados en este Acuerdo:

(a) cumplir su rol y responsabilidades de manera profesional y adecuada, con el debido cuidado, destreza y atención;

(b) mantener los libros y registros contables adecuados de acuerdo a los principios contables generalmente aceptados en la industria minera;

(c) cumplir con todas las leyes aplicables y reglas de la industria;

(d) mantener un seguro adecuado respecto de la Propiedad Minera Bajo Pobre de acuerdo a los estándares normales de la minería en la Argentina;

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(e) defender y proteger la Propiedad Minera Bajo Pobre de y contra cualquier litigio, arbitraje, procedimiento o reclamo que sea presentado contra la Propiedad Minera Bajo Pobre por pérdidas directas que sean consecuencia de las actividades desarrolladas por CCSA en su capacidad de Operador y siempre y cuando dichas actividades no hubiesen sido realizadas siguiendo instrucciones de FKM;

(f) mantener la Propiedad Minera Bajo Pobre válida y en legal forma, libre y sin Gravámenes, incluyendo el pago de todos los derechos y tasas mineras;

(g) abstenerse de realizar cualquier acción u omisión que pueda resultar en que la Propiedad Minera Bajo Pobre no este en legal forma; y

(h) hacerse cargo del cumplimiento de las Obligaciones Pendientes. A tal fin, CCSA abonará ante la Autoridad Gubernamental que corresponda el total de las Obligaciones Pendientes y procederá a solicitar ante la Dirección de Minería de la Provincia de Santa Cruz la emisión de un *libre deuda* sobre la Propiedad Minera Bajo Pobre. Una vez que el *libre deuda* hubiere sido otorgado y la Propiedad Minera Bajo Pobre no adeudare suma alguna, CCSA procederá a abonar US$ 25.000 (Veinticinco Mil Dólares Estadounidenses), conforme lo establecido en la Sección 5.1 (a) del presente Acuerdo. Sin perjuicio de lo establecido en la presente Sección y en las Secciones 6.1 (d) y (h), las Partes acuerdan que, en caso que alguna o todas las Propiedades fuesen declaradas por cualquier Autoridad Gubernamental caducas, vacantes o en cualquier otra situación que implique la perdida de propiedad por parte de FKM, como consecuencia de la falta de cumplimiento de las Obligaciones Pendientes en el momento en que las mismas fueron exigibles, CCSA no tendrá responsabilidad alguna y FKM no podrá reclamarle compensación alguna; y en caso de que CCSA hubiere procedido a abonar las Obligaciones Pendientes, FKM se compromete a rembolsar a CCSA todas las sumas que CCSA hubiese abonado para pagar las Obligaciones Pendientes.

A fin de que CCSA pueda cumplir con sus obligaciones como Operador, FKM otorgará un poder irrevocable, igual al contenido en el Anexo D, a favor de CCSA o quien CCSA designe dentro de los treinta (30) dias de la Fecha de Ejecución.

SECCIÓN VIII EJERCICIO DE LA OPCIÓN

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8.1 **Ejercicio de la Opción**. Si CCSA decide ejercer la Opción, deberá, en cualquier momento en o después de la fecha en que hubiere incurrido en la Inversión conforme lo estipulado en la Sección 5.1, pero en cualquier caso a más tardar el 30 de Septiembre de 2012 (sujeto a la Sección XII), notificar el ejercicio de dicha Opción por escrito a FKM. Inmediatamente luego de notificado, FKM deberá transferir a CCSA o a quien CCSA indique, el 100% de la Propiedad Minera Bajo Pobre, incluyendo pero no limitado a todos los permisos de exploración, derechos mineros y licencias relacionadas. Para evitar dudas, las Partes acuerdan que la Opción podrá ser ejercida por CCSA con respecto a todas o cualquiera de las Propiedades.

A tal efecto, FKM otorgará a CCSA o a quien esta designe el Poder Irrevocable incluido como Anexo C a este Acuerdo.

SECCIÓN IX REGALÍA

9.1 **Regalía**. Una vez que el 100% de la Propiedad Minera Bajo Pobre haya sido transferida a y registrada a favor de CCSA, FKM tendrá derecho a recibir una regalía igual al 1% del producto neto de todo el oro y plata refinada a partir de minerales brutos o productos enviados desde la Propiedad Minera Bajo Pobre. Con dicho propósito las Partes celebrarán un Acuerdo de Regalías que se incluye como Anexo E al presente Acuerdo.

SECCIÓN X TRANSFERENCIA DE INTERÉS

10.1 **Transferencia – Afiliadas**. Cualquiera de las Partes podrá transferir todos o cualquiera de sus derechos u obligaciones bajo este Acuerdo a cualquiera de sus Afiliadas; siempre y cuando (a) dicha Afiliada acepte por escrito los términos de este Acuerdo, (b) dicha Afiliada ofrezca, en la fecha en que la transferencia fuere efectiva, las representaciones contenidas en la Sección II; y (c) dicha transferencia no deberá afectar adversamente en cualquier modo los derechos de las otras Partes bajo este Acuerdo o acuerdos auxiliares celebrados conforme el presente.

10.2 **Transferencia de Dominio de la Propiedad Minera Bajo Pobre**. Durante el Período de Opción, salvo y excepto por lo previsto en la Sección 10.1, FKM no podrá

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(a) transferir ninguno de sus derechos u obligaciones bajo este Acuerdo, (b) transferir ninguna de las partes de la Propiedad Minera Bajo Pobre o sus derechos auxiliares; o (c) constituir cualquier Gravamen sobre toda o cualquier parte de la Propiedad Minera Bajo Pobre.

10.3 **Transferencia a Terceros – Derecho de Primera Oferta.** Si durante el Período de Opción CCSA desease transferir cualquier o todos sus activos aquí descritos a un tercero distinto de una Afiliada, entonces antes de realizar cualquier oferta, CCSA deberá notificar por escrito a FKM los términos y condiciones bajo los cuales estaría dispuesto a vender. La notificación se tomará como una oferta de CCSA a FKM para vender en los términos y condiciones contenidos en la notificación y estará abierta para que FKM la acepte por un período de noventa (90) días desde el momento de su recepción por parte de FKM. Si FKM acepta la oferta de CCSA durante el período de noventa (90) días, deberá notificarlo a CCSA y dicha aceptación constituirá un acuerdo de compra-venta que obligará a las Partes en los términos y condiciones notificados oportunamente por CCSA. Si FKM no acepta la oferta dentro del período de noventa (90) días, CCSA podrá vender a cualquier otra persona en los términos o condiciones contenidos en la notificación a FKM, o en otro términos y condiciones que fueren acordados, siempre y cuando estos nuevos términos y condiciones no sean más favorables que los ofrecidos a FKM.

SECCIÓN XI INDEMNIDAD

11.1 **Pérdidas por CCSA.** FKM deberá indemnizar a CCSA de y contra cualquier y todas las Pérdidas incurridas por CCSA como resultado de:

(a) cualquier incumplimiento por parte de FKM a una representación, garantía, pacto o acuerdo contenido en este Acuerdo;

(b) siempre y cuando no hubiere sido expresamente dirigido por CCSA, cualquier muerte, daño a las personas o propiedades o daño a la Propiedad Minera Bajo Pobre, al medioambiente o recursos naturales causados por cualquier acto u omisión por parte de FKM o sus respectivos Agentes, incluyendo sin limitación, ya sea actual, alegado o potencial, el almacenamiento, emisión, guarda, transporte, tratamiento, generación o

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escape de Sustancias Peligrosas generadas, almacenadas, utilizadas, dispuestas, tratadas, manipuladas o enviadas por FKM o sus Agentes en relación con cualquier actividad de FKM en la Propiedad Minera Bajo Pobre; y

(c) siempre y cuando no hubiere sido expresamente dirigido por CCSA, cualquier limpieza y remediación, incluyendo sin limitación todos los estudios, tests, informes e investigaciones asociadas con la limpieza y remediación de Sustancias Peligrosas soltadas, dispuestas o descargadas por FKM o sus Agentes en relación con cualquier actividad de FKM en la Propiedad Minera Bajo Pobre.

Si cualquier reclamo o demanda es dirigida contra CCSA en respecto de la cual CCSA tuviere derecho a indemnización bajo esta sección, una notificación escrita de dicho reclamo o demanda deberá ser enviada prontamente a FKM. FKM tendrá el derecho, mediante notificación a CCSA dentro de los treinta (30) días de recibida la notificación del reclamo o demanda, a asumir el total control de la defensa o arreglo del asunto, sujeto al derecho de CCSA a participar bajo el exclusivo costo de CCSA y con abogados de la elección de CCSA.

Las obligaciones de indemnización contenidas en esta Sección11.1 sobrevivirán a la terminación de este Acuerdo.

11.2 <u>**Pérdidas por FKM**</u>. CCSA deberá indemnizar a FKM de y contra cualquier y todas las Pérdidas incurridas por FKM como resultado de:

(a) cualquier incumplimiento por parte de CCSA a una representación, garantía, pacto o acuerdo contenido en este Acuerdo;

(b) siempre y cuando no hubiere sido expresamente dirigido por FKM, cualquier muerte, daño a las personas o propiedades o daño a la Propiedad Minera Bajo Pobre, al medioambiente o recursos naturales causados por cualquier acto u omisión por parte de CCSA o sus respectivos Agentes, incluyendo sin limitación, ya sea actual, alegado o potencial, el almacenamiento, suelta, guarda, transporte, tratamiento, generación o escape de Sustancias Peligrosas generadas, almacenadas, utilizadas, dispuestas, tratadas,

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manipuladas o enviadas por CCSA o sus Agentes en relación con cualquier actividad de CCSA en la Propiedad Minera Bajo Pobre; y

(c) siempre y cuando no hubiere sido expresamente dirigido por FKM, cualquier limpieza y remediación, incluyendo sin limitación todos los estudios, tests, informes e investigaciones asociadas con la limpieza y remediación de Sustancias Peligrosas soltadas, dispuestas o descargadas por CCSA o sus Agentes en relación con cualquier actividad de CCSA en la Propiedad Minera Bajo Pobre.

Si cualquier reclamo o demanda es dirigida contra FKM en respecto de la cual FKM tuviere derecho a indemnización bajo esta sección, una notificación escrita de dicho reclamo o demanda deberá ser enviada prontamente a CCSA. CCSA tendrá el derecho, mediante notificación a FKM dentro de los treinta (30) días de recibida la notificación del reclamo o demanda, a asumir el total control de la defensa o arreglo del asunto, sujeto al derecho de FKM a participar bajo el exclusivo costo de FKM y con abogados de la elección de FKM.

Las obligaciones de indemnización contenidas en esta Sección11.2 sobrevivirán a la terminación de este Acuerdo.

11.3 <u>Asuntos Anteriores a la Fecha de Ejecución</u>. Cualquier y todas las obligaciones o asuntos pendientes, incluyendo, sin limitación, obligaciones a favor de terceros, obligaciones laborales, responsabilidades medioambientales, acciones legales o administrativas iniciadas por terceros, tasas de cualquier naturaleza, regalías mineras, etc. que surjan durante el término de este Acuerdo, pero que tuvieren origen previo a la Fecha de Ejecución, salvo por las Obligaciones Pendientes, serán responsabilidad y obligación sola y exclusiva de FKM.

SECCIÓN XII EVENTOS DE DEMORA

12.1 <u>Eventos de Demora</u>.

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(a) En caso de un Evento de Demora, la Parte afectada o que pudiese ser afectada por el Evento de Demora (la "Parte Afectada") deberá notificar a las otras Partes rápidamente y escribiendo el Evento de Demora.

(b) Ante la ocurrencia de un Evento de Demora, las obligaciones de la Parte Afectada serán suspendidas durante la total existencia de tal Evento de Demora y por un período adicional suficiente para permitir a la Parte Afectada, actuando con una razonable diligencia, posicionarse en la misma situación en la que se encontraba antes del Evento de Demora.

(c) Todos los períodos de tiempo y todas las fechas contenidas en el presente, luego de la ocurrencia de un Evento de Demora, serán ajustadas tomando en cuenta la extensión y la demora consecuencia de tal Evento de Demora.

(d) Las Partes deberán utilizar toda diligencia razonable a fin de eliminar tal Evento de Demora lo más rápido posible, pero tal requisito no habilitará la realización de huelgas o de cualquier otra disputa industrial contra el criterio de cualquier Parte.

SECCIÓN XIII COSTOS, TASAS Y EXPENSAS

13.1 **Costos, Tasas y Expensas.** Independientemente de si las transacciones contempladas en el presente son consumadas o no, las Partes deberán pagar sus propias respectivas expensas incluyendo, sin limitación, los costos legales. De ser aplicable el Impuesto de Sellos las Partes lo soportarán en partes iguales.

SECCIÓN XIV GASTOS DE EXPLORACIÓN MÁXIMOS REQUERIDOS

14.1 **Gastos de Exploración Máximos Requeridos para Mantener la Opción.** Las Partes por el presente reconocen y acuerdan que, sin perjuicio de cualquier otra provisión en este Acuerdo o cualquier acuerdo o instrumento celebrado en la o luego de la fecha de este Acuerdo: (a) si CCSA incurre en la Inversión respecto de la Propiedad Minera Bajo Pobre, y (b) los Gastos de Exploración son incurridos de acuerdo con el esquema contenido en la Sección 5.1 (esquema que, para evitar dudas, esta sujeto a las Secciones 5.5 y 5.7 y a esta Sección XIV), el derecho de CCSA a ejercer la Opción

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conforme este Acuerdo se mantendrá conforme a derecho y no será limitada de ninguna manera.

14.2 Gastos de Exploración Máximos Requeridos bajo Acuerdo. Las Partes también reconocen y acuerdan que, sin perjuicio de cualquier otra provisión en este Acuerdo o cualquier acuerdo o instrumento celebrado en la o luego de la fecha de este Acuerdo, excepto por el Compromiso de Inversión del Primer Año, todos los Gastos de Exploración aquí descriptos son gastos voluntarios que pueden ser hechos por CCSA a su sola discreción, y CCSA no estará bajo ninguna obligación bajo este Acuerdo o de cualquier otro modo a incurrir, rembolsar o pagar cualquier otro monto, sujeto a los Gastos de Exploración por Pre-Terminación y a los Deberes de Terminación.

SECCIÓN XV RELACIÓN DE LAS PARTES

15.1 Relación de las Partes. Los derechos, privilegios, deberes, obligaciones y responsabilidades entre las Partes, serán individuales y no conjuntos o colectivos, y no habrá nada aquí contenido que pueda ser interpretado como creando una sociedad, asociación, agencia o un fideicomiso de cualquier clase o una imposición en cualquiera de las Partes de cualquier deber, obligación o responsabilidad social. Excepto por lo expresado en la Sección XI y como es expresamente afirmado aquí, ninguna Parte será responsable por las representaciones y garantías, actos, pactos y acuerdos de la otra Parte.

SECCIÓN XVI CONFIDENCIALIDAD

16.1 Confidencialidad. Este Acuerdo, cualquier información provista por cualquiera de las Partes o cualquiera de sus respectivos Agentes conforme este Acuerdo, y todos los asuntos relacionados a los Gastos de Exploración, son y serán mantenidos de forma confidencial y sólo serán revelados a aquellos empleados, directores, contratistas, representantes, abogados, inversores, analistas financieros y consultores de cada Parte que, en virtud de sus respectivas tareas y posiciones y por los objetivos establecidos en este Acuerdo, tengan necesidad de saber y, en tal caso, sólo se revelará la información que sea necesaria. Cada una de las Personas nombradas, antes de recibir cualquier información confidencial, deberá haber sido informada por la Parte reveladora de dicha

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información (la "Parte Reveladora") de la obligación de confidencialidad contenida en esta Sección XVI y deberá asegurarse que, por sus acciones, la Parte Reveladora no incumplirá con los términos de este Acuerdo. Sólo a los fines de esta Sección XVI, si FKM en la Parte Reveladora, CCSA será la "Otra Parte", y si CCSA en la Parte Reveladora, FKM será la "Otra Parte".

El deber de confidencialidad no será de aplicación a información:

(a) que la Parte Reveladora debe revelar por requerimiento de cualquier ley aplicable, regulación o contrato o política escrita legalmente ejecutable, o por las reglas publicadas o cualquier requerimiento obligatorio de cualquier bolsa de comercio en la cual acciones de la Parte Reveladora o de un Afiliado están listadas a la cual se ha requerido el ingreso (o por cualquier ley aplicable a dichas acciones);

(b) que la Parte Reveladora debe revelar por requerimiento en un proceso legal o por una orden o requerimiento de un tribunal con jurisdicción competente o por otra Autoridad Gubernamental competente;

(c) que es o deviene accesible al público en general (pero dicha accesibilidad no es el resultado de una revelación por parte de la Parte Reveladora incumpliendo este Acuerdo); o

(d) que sea de conocimiento de la Parte Reveladora con anterioridad a la revelación de la información; siempre y cuando que en los casos descriptos en las cláusulas (a) y (b) más arriba, y siempre que sea razonablemente posible, la Parte Reveladora deberá proveer rápidamente y por escrito una nota a la Otra Parte antes de revelar la información debiendo, dicha nota, incluir detalles de la forma, naturaleza y propósito de tal revelación, a fin de que la Otra Parte pueda obtener una medida protectiva o cualquier otro remedio adecuado o excepción al cumplimiento con este Acuerdo. La Parte Reveladora deberá cooperar con la Otra Parte en bases razonables, al exclusivo costo de la Otra Parte, en los esfuerzos de la Otra Parte para conseguir dicha medida protectiva u otro remedio apropiado. Si no es posible obtener una orden protectiva u otro remedio adecuado o la Otra Parte no libera del cumplimiento con este Acuerdo, la Parte Reveladora revelará sólo la porción de información que es requerida o solicitada

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legalmente, y razonablemente intentará salvaguardar la confidencialidad de la información que hubiese sido revelada.

16.2 **Anuncio Público.** Ninguna Parte podrá realizar un anuncio público respecto del proyecto de la Propiedad Minera Bajo Pobre sin el consentimiento previo por escrito de la otra Parte, a menos que el anuncio fuese exigido por leyes aplicables o regulaciones de alguna bolsa de comercio.

SECCIÓN XVII LEY APLICABLE Y SOLUCIÓN DE CONTROVERSIAS

17.1 **Ley Aplicable.** Este Acuerdo se regirá e interpretará de acuerdo a las leyes de la República Argentina.

17.2 **Solución de Controversias.** Cualquier disputa, controversia o diferencia que surja de o en conexión con cualquier provisión de este Acuerdo o de su incumplimiento, incluyendo cualquier asunto respecto de la validez, ejecutabilidad, construcción, terminación o incumplimiento del mismo, serán amigablemente decididas por las Partes. Si dicha disputa, controversia o diferencia no es amigablemente resuelta por las Partes dentro de los treinta (30) días corridos luego de la recepción de una nota escrita por una Parte a la otra Parte (la "Nota de Arbitraje"), el asunto será finalmente resuelto mediante arbitraje de acuerdo a lo establecido en la presente Sección y, subsidiariamente, de acuerdo al Reglamento del Tribunal de Arbitraje General de la Bolsa de Comercio de la Ciudad Autónoma de Buenos Aires. El número de árbitros será de tres (3). Dentro de los cinco (5) días de la recepción de la Nota de Arbitraje, cada una de las Partes deberá elegir a un árbitro y notificarlo a la otra Parte. Los dos árbitros designados tendrán un plazo adicional de cinco (5) días para elegir al tercer árbitro. El árbitro (o cada árbitro, como sea aplicable) deberá tener experiencia en la industria de la minería y en asuntos respecto a temas internacionales, financieros y comerciales y sin ninguna clase de relación con cualquier Parte. El lugar del arbitraje será la Ciudad Autónoma de Buenos Aires, y el idioma a utilizar durante el procedimiento será Español. El laudo arbitral deberá sustentarse en la ley Argentina y en principios comerciales que sean razonables y consistentes con los términos del Acuerdo. Dicho laudo será final y ejecutable entre las Partes. Los costos del arbitraje quedarán sujetos a la decisión del arbitraje final. Excepto en caso de terminación, las Partes deberán

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continuar cumpliendo con sus obligaciones bajo este Acuerdo hasta el momento del laudo arbitral. El laudo arbitral podrá ser ejecutado ante cualquier tribunal con jurisdicción sobre las Partes.

SECCIÓN XVIII NOTIFICACIONES

18.1 Notificaciones. Toda notificación, requerimiento, demandas u otra clase de comunicación que conforme los términos del presente estén permitidos a ser efectuadas por una Parte a la otra Parte deberán ser hechas por escrito y entregadas personalmente o por fax dirigido a la otra Parte o entregada a dicha otra Parte como sigue:

a FKM, en:
Atención: Sr. Arturo Canero
Angelelli 9, Barrio Güemes
Comodoro Rivadavia
Argentina

Telfax: (54-11) 297-446-2500

a CCSA, en:
Atención: Danilo Silva / Raúl Bonfada
Av. Triunvirato 4125, 7° "E"
C1431FBE – Buenos Aires
Argentina

Telfax: (54-11) 4523-5078

Con copia a:
Atención: Ignacio J. Randle / Alejandro M. Massot
Cerrito 1186, 3°
C1010AAX – Buenos Aires
Argentina

Telfax: (54-11) 4816-5009

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Cualquier modificación en la información arriba mencionada sólo será efectiva si fuera notificada por escrito por la Parte relevante. Una notificación toma efecto desde el momento en que ha sido recibida. Si se entrega personalmente, la notificación se tendrá por recibida en la fecha de la entrega o cuando sea reconocida por escrito. Si se envía por fax, la notificación se considerará recibida el primer día hábil siguiente a la fecha de la transmisión de la confirmación de envío.

SECCIÓN XIX: CLÁUSULAS VARIAS

19.1 **Modificaciones**. Este Acuerdo no podrá ser modificado o suplementado, y ninguna provisión aquí contenida puede ser abandonada, sin una nota de consentimiento escrita de cada una de las Partes.

19.2 **Renuncias**. Cualquier provisión de este Acuerdo puede ser abandonada o renunciada pero sólo si dicha renuncia o abandono es formulada por escrito por todas las Partes afectadas por la misma. Ningún incumplimiento o demora por parte de cualquiera de las Partes en el ejercicio de cualquier derecho, poder o privilegio será interpretado ni operara como una renuncia a tal derecho, poder o privilegio, excepto que la Parte expresamente así lo indique. Asimismo, ningún ejercicio singular o parcial de un derecho, poder o privilegio impedirá el ejercicio futuro o el ejercicio de cualquier otro derecho, poder o privilegio.

19.3 **Remedios Acumulativos**. Los derechos y remedios aquí contenidos serán acumulativos y no exclusivos de cualquier derecho o remedio provisto por ley.

19.4 **Garantías Adicionales**. Ante el pedido razonable de la otra Parte, cada Parte aquí acuerda tomar cualquier y todas las medidas, incluyendo sin limitación, la ejecución y presentación de certificados o instrumentos necesarios o apropiados para dar efecto a los términos y condiciones acordados en este Acuerdo.

19.5 **Validez**. A menos que este Acuerdo expresamente prevea lo contrario, si todo o alguna parte de una provisión de este Acuerdo es nula, inoponible o ilegal en una jurisdicción, no será aplicable para esa jurisdicción. El resto del Acuerdo tiene plena

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fuerza y efecto y la validez u oponibilidad de esta provisión en cualquier otra jurisdicción no será afectada.

19.6 Ausencia de Terceros Beneficiarios. Nada en este Acuerdo o en cualquier otro acuerdo o instrumento celebrado en relación al presente, ahora o en el futuro, expreso o implícito, otorgará a cualquier Persona, distinta de las Partes al presente, y a cada uno de sus sucesores y cesionarios admitidos bajo este Acuerdo o tales otros acuerdos o instrumentos, beneficios de cualquier derecho o remedio bajo este Acuerdo.

19.7 Idioma. Sin perjuicio de cualquier traducción al idioma Inglés de este Acuerdo o de cualquier otro acuerdo o instrumento celebrado en relación al presente, la versión en idioma Español de este Acuerdo será el instrumento original y, en caso de conflicto entre las versiones en Inglés y en Español, la versión en Español prevalecerá.

19.8 Moneda. Todos los Gastos de Exploración aquí contenidos son en Dólares de los Estados Unidos de América. A fin de determinar la equivalencia de dichos montos en Pesos Argentinos, las Partes utilizarán el promedio entre el precio comprador y vendedor del Dólar de los Estados Unidos de América publicado por el Banco de la Nación Argentina al cierre del primer día hábil del mes calendario en el cual dichos Gastos de Exploración fueron incurridos. En caso de que el Banco de la Nación Argentina no publique los precios el primer día hábil del mes correspondiente, las Partes utilizarán el precio publicado el primer día, luego del primer día hábil del mes respectivo, o si ningún precio es publicado durante el mes entero, las Partes utilizarán un precio mutuamente aceptado.

19.9 Acuerdo Integro; Terminación de Acuerdos Anteriores. Los anexos y apéndices al presente constituirán parte integral de este Acuerdo. Este Acuerdo constituye el acuerdo completo entre las Partes y cancela cualquier discusión, negociación y acuerdo anterior entre las Partes respecto del objeto del presente. CCSA y FKM acuerdan que ante la celebración de este Acuerdo, la Carta de Intención será automáticamente terminada y ya no tendrá ningún tipo de efecto. Una referencia a este Acuerdo incluye referencias a este Acuerdo y sus apéndices y anexos como hubiesen sido modificados, variados, suplementados, remplazados y/o reafirmados de cualquier manera de tiempo en tiempo. Toda referencia a secciones, párrafos, cláusulas, apéndices

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y anexos hará referencia a tales partes de este Acuerdo a menos que se estipule lo contrario en alguna parte de este Acuerdo.

EN VISTA DE LO CUAL, cada Parte suscribe este Acuerdo de Inversión, Exploración y Opción este día 28 del mes de Marzo de 2007.

CERRO CAZADOR S.A.
Por:
Nombre: Danilo P. Silva
Título: PRESIDENTE

FK MINERA S.A.
Por: ARTURO CANERO
Nombre:
Título: Presidente

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ANEXO A

PROPIEDAD MINERA BAJO POBRE

1) Expediente N° 409.162/M/94 – Manifestación Descubrimiento Mina Johana Belen.

Se adeuda el canon por el primer y segundo semestre de los años 2005 y 2006. Se adeudan presentaciones ante la Dirección de Minería solicitadas durante el 2005. El expediente no tiene presentaciones desde el 2005.

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ANEXO C

PODER IRREVOCABLE

Escritura Pública N° __________. En la Ciudad de Buenos Aires, ante mí, Escribano Público en la Ciudad de Buenos Aires, este día __ del mes de ______ de 2007, se presenta ante mí ____________ Presidente de FK Minera S.A. ("FKM"), una sociedad existente y organizada conforme las leyes de la República Argentina, con domicilio en ___________, Argentina, quien dice que en relación a un Acuerdo de Inversión, Exploración y Opción (el "Acuerdo de Inversión") celebrado entre Cerro Cazador S.A., una sociedad existente y organizada conforme las leyes de la República Argentina, con domicilio en Cerrito 1186, Piso 3°, Ciudad Autónoma de Buenos Aires, Argentina ("CCSA"), y FKM.

Conforme lo acordado en el Acuerdo de Inversión, por el presente FKM le otorga a CCSA un poder irrevocable, efectivo desde la fecha en la cual CCSA ejerza la Opción conforme su definición en el Acuerdo de Inversión, en pos de que CCSA tenga todas las facultades necesarias para representar a FKM y realizar, otorgar y ejecutar en nombre de FKM, lo que el caso requiera, todos y cualquier acto, asunto, documento y contrato necesarios o deseables para transferir a CCSA el 100% de la Propiedad Minera Bajo Pobre en caso de que se cumpla con la Inversión y los Gastos de Exploración contenidos en el Acuerdo de Inversión, todos o cualquiera de los derechos de FKM sobre las siguientes propiedades mineras en la Provincia de Santa Cruz:

Expediente N° 409.162/M/1994 – Manifestación Dèscubrimiento Mina Johana Belen.

Por lo tanto, CCSA es apoderado irrevocablemente para representar a FKM ante cualquier cuerpo legislativo, agencias gubernamentales, tribunales y jueces, y cualquier otra autoridad, existentes al día de hoy o a ser creadas en el futuro, incluyendo, pero no limitados a, los Juzgados de Minas y/o Direcciones de Minería y/o Secretaría de Minería de la Provincia de Santa Cruz, ya sean federales, provinciales o municipales.

Este poder irrevocable no podrá ser revocado por ninguna razón distinta de (i) si el Acuerdo de Inversión es rescindido de acuerdo a los términos del mismo o (ii) si la Opción es ejercida y todas las transferencias a las cuales hace referencia el Acuerdo de Inversión, decididas mediante la simple e irrestricta discreción de CCSA, son realizadas de forma tal que todos los derechos sobre las propiedades sean debidamente registrados bajo el nombre de (i) CCSA o (ii) la sociedad conjunta, dependiendo del caso que correspondiera; siempre y cuando, este poder irrevocable sólo entrará en efecto si y cuando CCSA notifique a FKM que CCSA ejercerá la Opción. Todos los términos en mayúscula que no estén definidos en este poder irrevocable, tendrán el significado otorgado en el Acuerdo de Inversión.

Ante mí, Escribano Público, registrado ante el Colegio de Escribanos de la Ciudad de Buenos Aires bajo el Número ______, el mencionado ha expresado su voluntad de otorgar a CCSA este poder irrevocable y CCSA, mediante el presente, acepta dicho poder irrevocable.

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ANEXO D

PODER IRREVOCABLE

Escritura Pública Nº __________. En la Ciudad de Buenos Aires, ante mí, Escribano Público en la Ciudad de Buenos Aires, este día __ del mes de ______ de 2007, se presenta ante mí ____________ Presidente de FK Minera S.A. ("FKM"), una sociedad existente y organizada conforme las leyes de la República Argentina, con domicilio en ____________, Argentina, quien dice que en relación a un Acuerdo de Inversión, Exploración y Opción (el "Acuerdo de Inversión") celebrado entre Cerro Cazador S.A., una sociedad existente y organizada conforme las leyes de la República Argentina, con domicilio en Cerrito 1186, Piso 3°, Ciudad Autónoma de Buenos Aires, Argentina ("CCSA"), y FKM.

Conforme lo acordado en el Acuerdo de Inversión, por el presente FKM le otorga a CCSA un poder irrevocable, efectivo desde el día de la fecha para que CCSA o quien CCSA designe intervenga en los asuntos y gestiones inherentes a la Propiedad Minera Bajo Pobre, Expediente Nº 409.162/M/94 – Manifestación de Descubrimiento Mina Johana Belen que tramita ante la Dirección de Minería de la Provincia de Santa Cruz, iniciados o a iniciarse y los prosiga durante todo su trámite. Al efecto el mandatario queda investido de las facultades implícitas que determina la naturaleza del mandato y de las que surgen de los actos y contratos que estatuye el Código de Minería y especialmente apoderado para: 1) actuar en todos los procedimientos relativos a la adquisición, explotación y aprovechamiento de las sustancias mineras, a cuyo efecto podrá: a) solicitar cateos, explotaciones, estacas y aprovechamiento común; b) pedir concesión, demarcación, ampliación y separación de pertenencias; c) denunciar descubrimientos de minas y concesiones por abandono; d) peticionar demasías y mensuras y demarcaciones; e) formar grupos mineros y compañías de cateos, o de explotación; f) constituir servidumbres y usufructos y contratar y disolver avíos; y g) dar y exigir fianzas; 2) comprar, vender, arrendar y ceder minas, como así también ceder derechos y acciones mineros a título gratuito u oneroso, a cuyo efecto podrá ajustar precios, formas de pago, intereses, plazos, dar y exigir garantías reales y condiciones, pagar y percibir, dar y tomar posesión, cancelar gravámenes; conferir poderes especiales vinculados con el objeto intrínseco del mandato; 3) otorgar, aceptar y firmar todos los instrumentos públicos y privados que el mandato haga necesarios; 4) realizar todas las gestiones que fueren menester ante otras reparticiones públicas y/u oficinas privadas, en cumplimiento de todos los trámites que sean consecuencia de su actuación ante la Dirección Provincial de Minería de Santa Cruz, presentado toda clase de escritos y solicitudes, completando y firmando formas, formularios y declaraciones juradas; 5) presentarse en defensa de los intereses de su mandante en relación a sus asuntos y gestiones de índole minera, ante los Tribunales de la Nación o de las Provincias, de cualquier fuero y jurisdicción, ejercitando por sí o por intermedio de apoderados las acciones pertinentes, como parte actora o demandada o en cualquier otro carácter con facultad de presentar escritos, títulos y toda clase de documentos, recusar, promover o contestar demandas de cualquier naturaleza, asistir a juicios verbales y al cotejo de documentos, firmas y letras, o a exámenes parciales, interpelar, declinar y prorrogar jurisdicciones, poner y absolver posiciones y producir todo otro género de pruebas e informaciones, interponer, renunciar a recursos legales o derechos adquiridos en virtud de prescripciones, comprometer las causas en árbitros y arbitradores, tachar, transigir o rescindir transacciones, prestar o diferir juramentos, pedir embargos preventivos y definitivos o inhibiciones y sus levantamientos, desalojos y desahucios,

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conceder esperas o quitas, acordar términos, nombrar y consentir el nombramiento de tasadores de bienes, rematadores, escribanos, peritos de toda índole, aceptar o rechazar consignaciones en pago y obligaciones, aceptar y exigir fianzas, cauciones, arraigos, y demás garantías, diligenciar exhortos, mandamientos, oficios, intimaciones y citaciones, adoptar o solicitar medidas conservatorias, testimonios, inscripciones y devolución de documentos y compulsa de libros, solicitar la quiebra o concurso civil de sus deudores morosos, con facultad para asistir a la junta de acreedores, verificar u observar su graduación, nombrar liquidadores y comisiones de vigilancia, aceptar y rechazar concordatos, revocarlos, como así también adjudicaciones, concesiones de bienes u otros convenios, pedir rehabilitaciones, practicar mensuras, fijar límites y pagar créditos pasivos de legítimo abono; y, en fin, practicar cuantos más actos, gestiones y diligencias sean conducentes al mejor desempeño del presente mandato, obligándose el otorgante a tener por firme y válido todo cuanto hiciere y practicare su mandatario a mérito de este poder, agregando que su intervención en todo o algunos de los actos enumerados en el presente mandato no lo revoca, suspende o limita en manera alguna.
Ante mí, Escribano Público, registrado ante el Colegio de Escribanos de la Ciudad de Buenos Aires bajo el Número _______, el mencionado ha expresado su voluntad de otorgar a CCSA este poder irrevocable y CCSA, mediante el presente, acepta dicho poder irrevocable.

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ANEXO E

ACUERDO DE REGALÍAS

ESTE ACUERDO DE REGALÍAS (el "Acuerdo de Regalía") se celebra y ejecuta el día __ de _______ de 200_ (la "Fecha de Ejecución").

POR Y ENTRE:

CERRO CAZADOR S.A., una sociedad debidamente constituida y existente bajo las leyes de la Argentina, con domicilio en Cerrito 1186, Piso 3, Ciudad Autónoma de Buenos Aires, Argentina ("CCSA") por una parte; y

FK MINERA S.A., una sociedad debidamente constituida y existente bajo las leyes de la Argentina, con domicilio en Angelelli 9, Barrio Güemes, Comodoro Rivadavia, Argentina ("FKM"), por la otra.

CCSA y FKM serán denominados como las "Partes" en forma colectiva y como "Parte" cada una individualmente.

CONSIDERANDO QUE:

(A) CCSA y FKM han celebrado un Acuerdo de Inversión, Exploración y Opción con fecha 28 de Marzo de 2007 (el "Acuerdo de Inversión") mediante el cual FKM ha otorgado a CCSA la opción única, inmediata, exclusiva e irrevocable para adquirir un interés del 100% sobre y a toda o cualquier parte de la Propiedad Minera Bajo Pobre.

(B) Las Partes acordaron que si CCSA decide ejercer la Opción y FKM transfiere a CCSA el 100% de la Propiedad Minera Bajo Pobre bajo los términos del Acuerdo de Inversión, FKM tendrá derecho a recibir una regalía en los términos y condiciones establecidos en este Acuerdo de Regalía.

POR LO TANTO, en consideración de los pactos y condiciones contenidos en el Acuerdo de Inversión y en este Acuerdo, la suficiencia de los cuales es reconocida por las Partes, las Partes acuerdan lo siguiente:

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SECCIÓN I **DEFINICIONES**

1.1 **Definiciones.** Los siguientes términos tendrán las siguientes definiciones a menos que se establezca lo contrario en otra parte de este Acuerdo de Regalía.

"Acuerdo de Inversión" tendrá el significado otorgado en los considerandos del presente Acuerdo de Regalía.

"Propiedad Minera Bajo Pobre" tendrá el significado otorgado en los considerandos del presente Acuerdo de Regalía y más particularmente el otorgado en el Anexo A del Acuerdo de Inversión.

"CCSA" tendrá el significado otorgado en los considerandos del presente Acuerdo de Regalía.

"Fecha de Ejecución" tendrá el significado otorgado en el párrafo introductorio del presente Acuerdo de Regalía.

"FKM" tendrá el significado otorgado en los considerandos del presente Acuerdo de Regalía.

"Regalía" tendrá el significado otorgado en la Sección 2.1 del presente.

"Acuerdo de Regalía" tendrá el significado otorgado en el párrafo introductorio del presente Acuerdo de Regalía.

"Opción" tendrá el significado otorgado en la Sección 4.1 del Acuerdo de Inversión.

"Partes" tendrá el significado otorgado en los considerandos del presente Acuerdo de Regalía.

"Pagos Anuales" tendrá el significado otorgado en la Sección 2.4 del presente.

1.2 **Encabezados.** Los encabezados de las secciones y anexos en este Acuerdo de Regalía son de carácter meramente referencial y en ningún caso podrán afectar el significado o interpretación de este Acuerdo de Regalía.

SECCIÓN II **ESTABLECIMIENTO DE REGALÍA**

2.1 Si, y sólo si, CCSA decide ejercer la Opción y FKM transfiere a CCSA el 100% de la Propiedad Minera Bajo Pobre bajo los términos del Acuerdo de Inversión, FKM

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tendrá derecho a recibir una regalía igual al 1%, sin duplicación, del producto neto de todo el oro y plata refinada a partir de minerales brutos o productos enviados desde la Propiedad Minera Bajo Pobre (la "Regalía"), en los términos y condiciones acordados en este Acuerdo de Regalía.

2.2 A fin de determinar la Regalía, el oro y plata refinados se considerarán como vendidos a los Precios Mensuales Promedio determinados en base al boletín diario *London Bullion Market Association P.M. Gold and Silver Fix* durante el mes. La producción de oro y plata significará la cantidad de oro y plata refinados producida durante un mes calendario por una tercera refinería independiente o del mineral producido por la Propiedad Minera Bajo Pobre en una base de acuerdo final.

2.3 CCSA deducirá de cada pago por Regalía los costos, cargos y expensas por refinería o fundición del cual el *doré* de la Propiedad Minera Bajo Pobre es entregado para su procesamiento, incluyendo reclamos por tratamiento en el proceso de fundición y refinería incluyendo manipulación, procesamiento, interés, tasas provisionales, muestreo, costos de representación, penalidades y/ó otras deducciones de proceso.

2.4 El pago mínimo recibido por FKM no podrá ser menor a US$ 100.000 por año (los "Pagos Anuales") sujeto a la Sección III del presente, y siempre y cuando, sin embargo, que CCSA también deduzca de cada pago de Regalía cualquier pago ya efectuado a FKM.

SECCIÓN III OPCIÓN DE COMPRAR

3.1 CCSA tendrá el derecho, a su única y exclusiva discreción, y ya sea directamente o a través de un Afiliado, de comprar el total del derecho de Regalía por un monto de US$ 1.000.000 en efectivo, menos cualquier y todos los pagos que hubiese realizado a favor de FKM bajo este Acuerdo de Regalía.

SECCIÓN IV PLAZO

4.1 Este Acuerdo de Regalía y el derecho de FKM a recibir pagos en base a la Regalía entrará en vigencia en el momento en que CCSA ejerza la Opción conforme lo

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establecido en el Acuerdo de Inversión y se mantendrá vigente por (i) diez (10) años o (ii) hasta el momento en que FKM haya recibido el monto total de US$ 1.000.000; lo que ocurra primero.

SECCIÓN V **INTERPRETACIÓN**

5.1 Las Partes acuerdan que este Acuerdo de Regalía será interpretado en concordancia con el Acuerdo de Inversión. En ningún caso podrá este Acuerdo de Regalía ser interpretado de manera tal que contradiga o modifique al Acuerdo de Inversión. En caso de conflicto entre el Acuerdo de Inversión y este Acuerdo de Regalía, el Acuerdo de Inversión prevalecerá.

SECCIÓN VI **CESIÓN DE DERECHOS**

6.1 Ninguna de las Partes podrá ceder ningún derecho que se derive de este Acuerdo de Regalía a un tercero, excepto en los casos previstos en el Acuerdo de Inversión.

SECCIÓN VII **LEY APLICABLE. JURISDICCIÓN**

7.1 Este Acuerdo de Regalía se regirá e interpretará de acuerdo a las leyes de la República Argentina.

7.2 Las Partes acuerdan solucionar cualquier disputa, discrepancia o reclamo que emerjan de la interpretación, desarrollo o cumplimiento de las obligaciones asumidas en el presente de acuerdo al Acuerdo de Inversión.

SECCIÓN VII **DOMICILIOS Y NOTIFICACIONES**

8.1 A los efectos de este Acuerdo de Regalía las Partes establecen sus domicilios en los mismos que han sido establecidos al comienzo de este Acuerdo de Regalía, donde toda notificación y citación, ya sea judicial o extrajudicial, serán tenidas por validas.

EN VISTA DE LO CUAL, cada Parte suscribe este Acuerdo de Regalía este día __ del mes de ______ de 200_.

39

BAJO POBRE INVESTMENT. EXPLORATION AND OPTION AGREEMENT

                    THIS INVESTMENT, EXPLORATION AND OPTION AGREEMENT ("Agreement") is executed on March 28, 2007 (the "Date of Execution").

ASSESSED	[ROUND STAMP]
APR 11
BY AND BETWEEN:	$22776.00

          CERRO CAZADOR S.A., a company duly incorporated and existing under the laws of Argentina, with domicile at Cerrito 1186,3rd Floor, Autonomous City of Buenos Aires, Argentina ("CCSA"); and

          FK MINERA S.A., a company duly incorporated and existing under the laws of Argentina, with domicile at Angelelli 9, Barrio Guemes, Comodoro Rivadavia, Argentina ("FKM").

CCSA and FKM shall be referred to herein jointly as the "Parties" and each one individually as a "Party".

WHEREAS:

(A)        FKM is the sole proprietor of 100% of the Bajo Pobre mining property (hereinafter the "Baio Pobre Mining Property"), pursuant to the terms described in Appendix A attached hereto.

(B)        A CCSA affiliate and FKM have executed a Letter of Intent dated December 12, 2006 (hereinafter the "Letter of Intent**) whereby the Parties agreed to the preliminary terms and conditions that will govern the negotiations for an agreement to prospect, explore and develop the Bajo Pobre Mining Property.

(C)        FKM wishes to award to CCSA, pursuant to the terms and conditions contained herein, the sole, immediate, exclusive and irrevocable option to acquire, at the sole discretion of CCSA whether directly or through an affiliate of CCSA, 100% of Bajo Pobre Mining Property or any part thereof.

THEREFORE, in consideration of the covenants and conditions contained herein, the sufficiency of which is acknowledged by the Parties, the Parties agree to the following:

SECTION I                DEFINITIONS

1.1      Definitions: The following terms shall have the following definitions unless established otherwise in another part of this Agreement.

          "Activities" shall have the meaning set forth in Section 7.1 herein. "Agreement" shall have the meaning set forth in the introductory paragraph herein.

          "Affiliate" shall mean any Person, partnership, joint venture, corporation or any other type of company or association that directly or indirectly controls, is controlled by, or is under joint control with a Parry.

          "Agents" shall mean employees, agents, workers, contractors, lawyers and consultants.

          "Year" shall have the meaning set forth in Section 5.1 herein.

          "Government Authority" shall mean any government or quasi-government department, ministry, commission, corporation, committee, bureau, administrative or regulatory agency, or any court or tribunal, whether federal, provincial or municipal.

          "Government Authorization" shall mean any approval, consent, license, permission, concession, decree, waiver, recognition or any other authorization issued, awarded, given or made available by any Government Authority.

          "Letter of Intent" shall have the meaning set forth in the whereas clauses herein.

          "CCSA" shall have the meaning set forth in the introductory paragraph herein. "First Year Investment Commitment" shall have the meaning set forth in Section 5.6 (d) herein.

          "Control" shall mean direct or indirect possession of the power to manage or direct others to manage administration and policies through a Person's ownership of shares, contracts or otherwise. The verb "to control" shall have the same meaning set forth herein.

          "Termination Obligation" shall have the meaning set forth in Section 5.6 (b) herein.

          "Delay Event" shall mean any event that results in a delay in the ability of CCSA to exercise any of its rights or fulfill any of its obligations arising from this Agreement which is due wholly or in part to (a) Force Majeure, or (b) an intentional or negligent act or omission on the part of FKM.

          "Pate of Execution" shall have the meaning set forth in the introductory paragraph herein.

          "FKM" shall have the meaning set forth in the introductory paragraph herein. "Force Majeure" shall mean any act, event or cause beyond the reasonable control of the parry concerned, including but not limited to strikes, work stoppages or other industrial disputes, acts of a public enemy, riots, acts of public violence, looting, rebellion, revolt, revolution, civil war, coups d'&at; or any other event of a political nature that materially affects or may materially affect the success of the operations contemplated under this Agreement, fire, storms, floods, explosions, government restrictions, and failure to obtain Government Authorizations, including those related to environmental impact.

         "Exploration Expenses" shall have the meaning set forth in Section 5.3 herein. "Pre-Termination Exploration Expenses" shall have the meaning set forth in Section 5.6 (a) herein.

          "Encumbrances" shall mean encumbrances, privileges, options, assurances, usufructs, agreements, interests, pledges, mortgages and/or charges of any kind.

          "Investment" shall have the meaning set forth in Section 5.1 herein. "Arbitration Notice" shall have the meaning set forth in Section 17.2 herein. "Outstanding Obligations" shall have the meaning set forth in Section 6.1 (k) herein, and more particularly that set forth in Appendix B attached hereto.

          "Option" shall have the meaning set forth in Section 4.1 herein.

           "Operator" shall have the meaning set forth in Section 7.1 herein.

           "Affected Party" shall have the meaning set forth in Section 12.1 (a) herein.

           "Disclosing Party" shall have the meaning set forth in Section 16.1 herein.

          "Parlies" shall have the meaning set forth in the introductory paragraph herein. "Losses'* shall mean current losses, liabilities, damages, injuries, costs or expenses, including but not limited to Exploration Expenses and those that may reasonably arise from legal fees and other costs for lawsuits or administrative proceedings (whether potential or pending), but excluding in any event indirect or consequential damages.

          "Option Period" shall mean the period during which the Option is active and in effect "Person" shall mean any individual, or any type of association, partnership, company, sole proprietorship, Government Authority or entity.

          "First Year" shall have the meaning set forth in Section 5.1 (b) herein. "Property" shall mean, individually, any rights, mining and mineral concessions that form part of the Bajo Pobre Mining Property pursuant to Appendix A.

          "Baio Pobre Mining Property" shall have the meaning set forth in the whereas clauses herein and more particularly that set forth in Appendix A attached hereto.

          "Second Year" shall have the meaning set forth in Section 5.1 (d) herein. "Hazardous Substance" shall mean any hazardous or contaminating substance, garbage, toxic or dangerous substance or material, as defined or regulated by any applicable law, regulation or Government Authority.

          "US$" shall mean the legal tender of the United States of America.

1.2 Headings; The headings of the sections and appendices in this Agreement are merely referential in nature and under no circumstances may they affect the meaning or interpretation of this Agreement.

SECTION H REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Parties: As of the Date of Execution, FKM represents and warrants to CCSA, and CCSA represents and warrants to FKM that:

(a)        it is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly authorized and qualified to fulfill the purpose of this Agreement;

(b)        it has full power and authority to execute this Agreement and to carry out all the transactions contemplated herein, it has fulfilled all corporate requirements, obtained all permissions and approval of the Board of Directors and Shareholders' Assembly, and all other actions necessary to authorize the execution, delivery and performance of the Agreement have been duly taken;

(c)        neither the execution of this Agreement nor the completion of the transactions contemplated herein conflict with, represent a breach of, give rise to the termination of, or accelerate the performance required by any court order or period, consent decree, license, agreement, contract or permit to which it is subject or party, or constitute a default, or violate any provision of its articles of incorporation or bylaws;

(d)        it is not subject to any order, judgment, decree, injunction, penalty or government law, and there is no action pending nor, to the best of its knowledge, any threat that could prevent it from obtaining permits or implementing any transaction or operation contemplated herein;

(e)        this Agreement is duly executed by the Party, and is valid and binding for the Party, pursuant to its terms, subject to the Bankruptcy and Insolvency Act and other laws affecting the enforcement of the rights of creditors and the exercise of remedies left to the discretion of the courts.

(f)        it has not committed or been subject to any act or event of bankruptcy, is not insolvent, has not proposed a compromise or agreement to its creditors, has not filed or had filed against it any order of insolvency or bankruptcy, has not made a voluntary declaration of bankruptcy, has not taken any steps with regard to any compromise or agreement, has not initiated any procedure to be declared bankrupt, has not initiated any procedure to have a receiver appointed over any of its assets, has not had an encumbrancer take possession of its property, and has not had any execution or distress become enforceable over any of its property.

22	Additional Representations and Warranties bv FKM; As of the Date of Execution, FKM represents and warrants to CCSA that

(a)        The Bajo Pobre Mining Property is in good standing and in compliance with the laws of Argentina, and, except for the Outstanding Obligations, no event, condition and/or fact exists which, after notice or elapsed time or both, would constitute a default under such mining concessions, and there are no third parties holding or seeking to hold rights to Bajo Pobre Mining Property;

(b)        FKM has delivered or has made available for inspection by CCSA all existing information in its possession related to the Bajo Pobre Mining Property, and will deliver to CCSA, immediately upon request by CCSA, the studies and results of excavations on Bajo Pobre Mining Properly;

(c)        FKM has fully complied with all laws, rules, regulations, taxes and submission requirements with respect to the Bajo Pobre Mining Property, including but not limited to applicable environmental laws, and has not received any notice of default, violation or noncompliance (or any event or condition which, in time, could become a default) with regard to the Bajo Pobre Mining Property, and all applicable submissions have been completed and are current, and all rights and deeds of the Bajo Pobre Mining Property have been validly recorded pursuant to the laws of Argentina;

(d)        No Hazardous Substance has been placed, maintained, left, used or disposed of over, under or on the Bajo Pobre Mining Property;

(e)        The prospecting works, processes, undertakings and other operations carried out or conducted by or on behalf of FKM with respect to Bajo Pobre Mining Property have been carried out or conducted in a sound and professional manner and in compliance with geological and geophysical, mining and exploration and engineering and metallurgical practices. Said works, processes, undertakings and other operations comply with all applicable laws, bylaws, ordinances, permits, rules, regulations and orders or decisions issued by any Government Authorities;

(f)        There are no legal, administrative, arbitration or any other type of proceedings, claims or actions of any kind, or investigations pending or threatened against the Bajo Pobre Mining Pobre or any right associated therewith;

(g)        All land taxes, mining canons, levies, duties, royalties and other government charges and taxes imposed, required or charged on or against the Bajo Pobre Mining Property, except for Outstanding Obligations, have been fully paid;

(h) FKM has not received any notice of the existence of confiscation, expropriation or any similar proceedings affecting the Bajo Pobre Mining Property;

(i) There are no other agreements, conflicting interests or options to acquire or purchase the Bajo Pobre Mining Property or any portion thereof, and no Person other than FKM has interests or rights in the Bajo Pobre Mining Property, or has the right to payment of a royalty payable by FKM or by any other Person with respect to the Bajo Pobre Mining Property for any mineral product that has been extracted or may be extracted in the future from the Bajo Pobre Mining Property;

(j) FKM is the proprietor of the Bajo Pobre Mining Property and said property is free of any kind of encumbrance;

(k) FKM has obtained and maintains all Government Authorizations required to maintain the Bajo Pobre Mining Property and to operate its business as it has been doing to date on the Bajo Pobre Mining Property.

SECTION ffl                PURPOSE

3.1 Purpose; The purpose of this Agreement is to establish the terms and conditions for the prospecting, exploration and development by CCSA of the Bajo Pobre Mining Property, through which FKM shall grant CCSA or its Affiliates the sole, immediate and exclusive option to acquire, at its/their sole discretion, 100% ownership of all or any part of Bajo Pobre Mining Property, in any event fiee of any kind of Encumbrance.

SECTION IV                GRANTING OF THE OPTION

4.1        Option: Taking into consideration the covenants and agreements of CCSA contained herein, FKM hereby delivers and grants to CCSA the sole, immediate, exclusive and irrevocable option (the "Option") for CCSA to acquire 100% (or less if CCSA so decides) ownership of all or any part of the Bajo Pobre Mining Property, free of any kind of Encumbrance, through the fulfillment, within the period of time stipulated, of the obligations contained in Section V.

4.2        Term; The Option shall commence on the Date of Execution and shall end on September 30, 2012 (the "Option Period"). For greater clarity, and without any limitation whatsoever, it is understood and agreed that throughout the duration of the Option Period, CCSA, at its sole discretion, shall have the right to terminate the Option with respect to any or all of the mines and mineral rights that form part of the Bajo Pobre Mining Property, in which case the provisions of Section 5.6 shall be applicable.

SECTION V                PAYMENT OF OPTION

5.1 Exploration Expense Payment; In order to maintain the Option in good standing and full effect and to be able to exercise the Option, CCSA must pay FKM the total amount of US$230,000 (Two Hundred and Thirty Thousand U.S. Dollars) and provide Exploration Expenses for the Bajo Pobre Mining Property for the total amount of US$500,000 (Five Hundred Thousand U.S. Dollars) (the "Investment") in accordance with the following timetable:

(a)           within 180 days of the Date of Execution, pay FKM US$50,000 (Fifty Thousand U.S. Dollars), fifty percent of which shall be paid immediately after satisfaction of the condition contained in Section 7.3 (h) of this Agreement, if possible within 30 days of the Date of Execution;

(b)           from the Date of Execution to June 30,2008, inclusive (the "First Year"), spend US$250,000 (Two Hundred and Fifty Thousand U.S. Dollars) in Exploration Expenses;

(c)           on March 28,2008, pay FKM US$30,000 (Thirty Thousand U.S. Dollars);

(d)           from July 1, 2008 to June 30, 2009, inclusive (the "Second Year''), spend US$250,000 (Two Hundred and Fifty Thousand U.S. Dollars) in Exploration Expenses;

(e)           on March 28,2009, pay FKM US$50,000 (Fifty Thousand U.S. Dollars);

(f)           on March 28,2010, pay FKM US$50,000 (Fifty Thousand U.S. Dollars);

(g)           on March 28,2011, pay FKM US$50,000 (Fifty Thousand U.S. Dollars);

(each one, the First Year and the Second Year, being one "Year").

5.2. Partial award of interest: The Parties hereby agree that, subject to this Agreement and during the Option Period, and without prejudice to any early termination of this Agreement, CCSA will have acquired:

(a) 51% of the Bajo Pobre Mining Property upon completion of the Exploration Expenses and payments to FKM contained in subsections 5.1 (c), (d) and (e);

(b)      60% of the Bajo Pobre Mining Property upon completion of the payment to FKM contained in subsection 5.1 (i); and

(c)      100% of the Bajo Pobre Mining Property upon completion of the payment to FKM contained in subsection 5.1 (g).

Once CCSA has acquired 51% of the Bajo Pobre Mining Property pursuant to the terms established in point (a) above, the payments to FKM contained in subsections 5.1 (f) and (g) shall be obligatory, and once CCSA has covered the Exploration Expenses and made the payments to FKM referred to in subsections 5.2 (a), (b) and (c), FKM shall be required to transfer the Bajo Pobre Mining Property to CCSA.

To this end, FKM shall award irrevocable power of attorney, identical to that contained in Appendix C, to CCSA or whomever CCSA designates within thirty (30) days of the Date of Execution.

53 Exploration Expenses; For the purposes of this Agreement, the term "Exploration Expenses" shall mean all cash, expenses and obligations spent or incurred by CCSA or any Person on its behalf, in any activity, including the early stage of exploration, evaluation and development of mining exploration activities, on or for the Bajo Pobre Mining Property, to obtain new exploration or incorporation licenses or mining rights concessions for and on behalf of FKM or possible joint venture partners resulting from the activities carried out on the Bajo Pobre Mining Property. Such Exploration Expenses shall include but shall not be limited to land payments, duties, taxes and charges required to maintain the Bajo Pobre Mining Property and its respective mining rights, licenses and activities in proper form and enforceable; all the expenses for geophysical, geochemical and geological exploration works; all the expenses for surveying, drilling, assaying, metallurgical testing and any other expense that directly benefits the Bajo Pobre Mining Property and the exploration work carried out thereon; and a charge for the Operator, equal to 7% of the Exploration Expenses incurred by them or on their behalf, as compensation for administrative tasks and corporate, technical and administrative support which otherwise would not be charged. Proof of all such expenses must be sent by CCSA to FKM in writing within ninety (90) days of the end of each Year. For greater clarity, it is understood that the Exploration Expenses shall include, but shall not be limited to Value Added Tax, Gross Income Tax,

Tax on Bank Account Debits and Credits, Tax on Bank Transfers and any other tax, duty or government levy, whether National, Provincial or Municipal, now established or to be established in the future, on the items mentioned above.

5.4      Reduction of Expenses; It is understood and agreed that all Exploration Expenses referred to in Section 5.1 are based on all the rights, mines and mining concessions that form part of the Bajo Pobre Mining Property. If, in the future, the Bajo Pobre Mining Property is reduced by 20% or more due to measures taken by any Government Authority (for example, as is contemplated in Section 6.1 (h)) or by any action taken by CCSA, reasonably and acting on the basis of issues determined through due diligence, the outstanding Exploration Expenses shall be reduced pro rata by a percentage equal to the percentage by which the Bajo Pobre Mining Property has been reduced.

5.5      Surplus Expenses and Default of Payment of Minimum Required

Expenses:

(a)           During the Option Period, any surplus in Exploration Expenses incurred by CCSA in any specific Year shall be deemed an advance on the minimum Exploration Expenses for the following Year.

(b)           If CCSA fails to comply with the minimum required Exploration Expenses for any specific Year according to the timetable contained in Section 5.1, an amount equal to the difference between the minimum required Exploration Expenses for said Year and the amount effectively incurred by CCSA shall be added to the amount of minimum required Exploration Expenses for the subsequent year. Without prejudice to the foregoing, the Parties hereby agree that in order to maintain the Option in good standing, CCSA must incur at least sixty-five percent (65%) of the minimum required Exploration Expenses for any specific year. Without prejudice to the foregoing, the Parties agree that the payments to FKM indicated in Section 5.1 (a), (c), (e), (g), and (i) are compulsory and the 65% condition shall not apply to them.

5.6      Termination of the Agreement and First Year Investment Commitment

(a)           Termination bv CCSA: CCSA shall have the right to terminate this Agreement and all of its rights and obligations included herein, at its sole discretion and for any reason, on or before the date on which the full amount of Exploration Expenses and payments to FKM indicated in Section 5.1 have been incurred, providing written notice ninety (90) days in advance to FKM. Any notice of termination by CCSA shall be deemed complete once CCSA has sent the notice of termination in writing to FKM pursuant to the stipulations of Section 18.1 herein. From the date on which CCSA presents the notice of termination in writing, it shall be under no further obligation to incur Exploration Expenses, except for the First Year Investment Commitment (if it has not yet been completed), and, for a period of ninety (90) days from the date of notice of termination, any payment that is reasonably necessary to maintain the Bajo Pobre Mining Property in good standing (all the Exploration Expenses made after the termination notice by CCSA and prior to the termination are the "Pre-Termination Exploration Expenses").

(b)           Termination bv CCSA: If CCSA decides to terminate this Agreement prior to March 28,2009, it shall have the following obligations (each obligation described below is a "Termination Obligation"):

          (i) CCSA must deliver all the maps, reports, surveying and drilling results, as well as any other result from information provided to CCSA by FKM, to FKM, as well as all the surveying plans, drilling reports, information, maps and any other relevant exploration report prepared by CCSA with regard to Bajo Pobre Mining Property;

          (ii) CCSA shall deliver to FKM a document with regard to any claim or possible claim against Bajo Pobre Mining Property, with a form and content satisfactory to each of the Parties;

          (iii) any constructions, plants, equipment, machinery, tools, instruments and provisions that have been introduced to the Bajo Pobre Mining Property by or on behalf of CCSA must be removed by CCSA at any time within 12 months of the termination of the Agreement, unless otherwise agreed; and

          (iv) CCSA must carry out any rehabilitation, improvement or pollution control on the Bajo Pobre Mining Property only in relation to the direct results of the activities carried out by CCSA on the Bajo Pobre Mining Property and to the degree that said activities have not been carried out following the instructions of FKM.

(c)           Termination bv FKM: If CCSA fails to comply with (i) its obligation to incur the Exploration Expenses and payments to FKM pursuant to the terms indicated in Section 5.1 or (ii) with the covenants contained in Sections 6.2 (a) and 7.3 (b) herein and this failure results in injury to FKM's interest in the Bajo Pobre Mining Property, in the event of (i) or (ii) FKM must send notice in writing to CCSA, which must contain the details of the noncompliance and, if within sixty (60) days of said notice, the noncompliance has not been corrected, FKM may terminate mis Agreement by written notice to CCSA; except where the noncompliance by CCSA cannot be corrected within sixty (60) days and CCSA demonstrates that it is acting with due diligence to correct the noncompliance, the period for correction of said noncompliance shall be extended by an additional sixty (60) day period.

(d)           Without prejudice to subsections (a), (b) and (c), but subject to Section XII, it is understood and agreed that the minimum required Exploration Expenses under sections 5.1 (a) and (b) are the only firm commitment (the "First Year Investment Commitment"), and that in the event of termination of this Agreement and if said amount has not been incurred by the end of the First Year, the difference between the required minimum Exploration Expenses for the First Year and the amount effectively incurred by CCSA or its Agents shall be sent immediately and with no deduction whatsoever to FKM as full satisfaction of CCSA's obligations under this Agreement

5.7 Right to Make Advance Payments; Without prejudice to the program for Exploration Expenses contained in Section 5.1, CCSA, if it so decides and at its sole discretion, may incur any amount of Exploration Expenses and payments to FKM in advance at any time during the life of this Agreement, in which case Sections 5.2 and 8.1 shall apply.

5.8 Payments to be made in the Event of Termination of the Agreement: This Agreement shall be terminated without the need for CCSA to incur any payments or penalties, except for Pre-Termination Exploration Expenses and Termination Obligations, if applicable.

SECTION VI                COVENANTS

6.1      Covenants of FKM: FKM hereby represents and agrees with CCSA that:

(a)      it has complied with all laws, rules and regulations applicable with respect to the Bajo Pobre Mining Property, and assures that all works carried out on the Bajo Pobre Mining Property have been in keeping with good practice in the mining industry and in compliance with all applicable laws, rules, regulations and licenses, as well as any other consent, including but not limited to those related to environmental issues, such as garbage disposal and dumping. Moreover, it shall carry out or have carried out all necessary acts and shall execute and deliver all documents required by law or reasonably required by any Government Authority in order to give full force and effect to the intentions of the Parties, the objectives of this Agreement and the transactions contemplated herein, including the execution and delivery of documents or other instruments;

(b)      it shall take any action required by CCSA, and which CCSA cannot carry out itself, that is necessary to maintain the Bajo Pobre Mining Property in good standing and legal status, free of encumbrances, including any new mining rights, and shall promptly notify CCSA of any act or omission that may affect the good standing and legal status of the Bajo Pobre Mining Property;

(c)      it shall inform CCSA of any adverse environmental, health or safety or community relations issue that it becomes aware of and that could affect the Bajo Pobre Mining Property or the area where the Bajo Pobre Mining Property is located. If said notification is verbal, a detailed report in writing must be sent as soon as possible;

(a)      it shall comply with all the laws, rules and regulations applicable with respect to the Bajo Pobre Mining Property, and shall assure that all the works carried out on the Bajo Pobre Mining Property by or on behalf of CCSA are in keeping with good practice in the mining industry and in compliance with all the applicable laws, rules, regulations and licenses, as well as any other consent, including but not limited to those related to environmental issues, such as garbage disposal and dumping;

(b)      it shall inform FKM of any adverse environmental, health or safely or community relations issue that it becomes aware of and that could affect the Bajo Pobre Mining Property or the area where the Bajo Pobre Mining Property is located. If said notification is verbal, a detailed report in writing must be sent as soon as possible;

(c)      it shall carry out or have carried out all the necessary acts and shall execute and deliver all the documents required by law or reasonably required by any Government Authority in order to give full force and effect to the intentions of the Parties and the objectives of this Agreement and the transactions contemplated herein, including the execution and delivery of documents or other instruments;

(d)      it shall deliver to FKM any notice or communique received by CCSA in its capacity as Operator of the Bajo Pobre Mining Property related to any lawsuit, arbitration, proceedings or claim against FKM or any other problem or information that may affect the Bajo Pobre Mining Property; and

(e)      it shall refrain from initiating any lawsuit, arbitration or other proceedings that affects or may affect the Bajo Pobre Mining Property, or the validity and enforceability of this Agreement, without prior written approval from FKM, except in the event that CCSA, acting reasonably, deems it appropriate or necessary to protect its rights under this Agreement.

SECTION Vn           OPERATOR

7.1      Operator; During the Option Period with respect to the Bajo Pobre Mining Property, CCSA shall be the Party responsible (the "Operator") for conducting (or, at its sole and exclusive discretion, contracting third parties to conduct) all the mining, prospecting and exploration activities on the Bajo Pobre Mining Property (the "Activities"). During the Option Period, CCSA, in its capacity as Operator, shall have sole and complete discretion to conduct the Activities.

7.2      Rights of the Operator: As Operator, CCSA shall have the exclusive and immediate right to enter, explore and develop the Bajo Pobre Mining Property and to enjoy peaceable and exclusive possession of the Bajo Pobre Mining Property with exclusive power and authority to carry out sampling, extraction, drilling, prospecting, exploration and development of the Bajo Pobre Mining Property in the manner that CCSA at its sole and exclusive discretion may determine, including but not limited to the right to construct, bring and install any kind of furniture, machinery, equipment and provisions that CCSA may deem necessary and appropriate and to remove reasonable quantities of ores, minerals or metals in order to carry out assays or tests.

73.      Obligations of the Operator; In its capacity as Operator and during the Option Period, CCSA shall be responsible for meeting the following obligations whenever it is capable of assuming such obligations in accordance with the rights granted in this Agreement:

(a)           fulfill its role and responsibilities in a sound and professional manner, with due care, skill and attention;

(b)           maintain the appropriate books and account records in accordance with generally accepted accounting principles in the mining industry;

(c)           comply with all the applicable laws and rules of the industry;

(d)           maintain appropriate insurance for the Bajo Pobre Mining Property in accordance with the normal standards of the mining industry in Argentina;

(e)      defend and protect the Bajo Pobre Mining Property from and against any lawsuit, arbitration, proceeding or claim that may be presented against the Bajo Pobre Mining Property for direct losses as a consequence of the activities performed by CCSA in its capacity as Operator, whenever said activities have not been carried out following instructions from FKM;

(f)      maintain the Bajo Pobre Mining Property valid and in accordance with the law, free of Encumbrances, including the payment of all mining fees and duties.

(g)      refrain from any act or omission which may result in the Bajo Pobre Mining Property not being in accordance with the law; and

(h)      take responsibility for compliance with the Outstanding Obligations. To this end, CCSA shall pay the relevant Government Authority the full amount of the Outstanding Obligations and shall proceed to apply to the Department of Mining of the Province of Santa Cruz for the issuance of a certificate of good standing for the Bajo Pobre Mining Property. Once the certificate of good standing has been awarded and the Bajo Pobre Mining Property is free of all debt, CCSA shall proceed to pay US$25,000 (Twenty-Five Thousand U.S. Dollars), pursuant to the terms established in Section 5.1 (a) herein. Without prejudice to the terms established in this Section and in Sections 6.1 (d) and (h), the Parties agree that, in the event that one or all of the Properties is declared by any Government Authority to be abandoned, vacant or in any other situation which implies the loss of ownership by FKM, as a consequence of a failure to comply with the Outstanding Obligations at the time when they were due, CCSA shall have no liability whatsoever and FKM may not claim from it any compensation; and in the event that CCSA has proceeded to pay the Outstanding Obligations, FKM undertakes to reimburse CCSA for all the amounts that CCSA may have paid to satisfy the Outstanding Obligations.

In order for CCSA to be able to fulfill its obligations as Operator, FKM shall grant irrevocable power of attorney, identical to that contained in Appendix D, to CCSA or whomever CCSA designates within thirty (30) days of the Date of Execution.

SECTION Vm           EXERCISE OF THE OPTION

8.1 Exercise of the Option: If CCSA decides to exercise the Option, it must, at any moment on or after the date on which it has completed the Investment as stipulated in Section 5.1. , but in no event later than September 30,2012 (subject to Section XII), give notice of the exercise of said Option in writing to FKM. Immediately after receiving notice, FKM must transfer to CCSA or to whomever CCSA indicates, 100% of the Bajo Pobre Mining Property, including but not limited to all the exploration permits, mining rights and related licenses. To avoid doubt, the Parties agree that the Option may be exercised by CCSA with respect to all or any of the Properties.

To this end, FKM shall grant to CCSA or to whomever CCSA designates the Irrevocable Power of Attorney included as Appendix C, attached hereto.

SECTION IX           ROYALTY

9.1. Royalty: Once 100% of the Bajo Pobre Mining Property has been transferred to and registered in the name of CCSA, FKM shall have the right to receive a royalty equal to 1% of the net proceeds of all gold and silver refined from ore or products sent from Bajo Pobre Mining Property. For this purpose, the Parties shall execute a Royalty Agreement which is included as Appendix £, attached hereto.

SECTION X           TRANSFER OF INTEREST

10.1      Transfer - Affiliates: Any of the Parties may transfer all or any of their rights or obligations under this Agreement to any of their Affiliates; whenever (a) said Affiliate accepts in writing the terms of this Agreement, (b) said Affiliate offers, on the date on which the transfer takes effect, the representations contained in Section II; and (c) said transfer must not in any way adversely affect the rights of the other Parties under this Agreement or auxiliary agreements executed pursuant hereto.

10.2      Transfer of Ownership of the Baio Pobre Mining Property; During the Option Period, except under the conditions provided for in Section 10.1, FKM may not (a) transfer any of its rights or obligations under this Agreement, (b) transfer any part of the Bajo Pobre Mining Property or its auxiliary rights; or (c) establish any Encumbrance upon all or any part of Bajo Pobre Mining Property.

103 Transfer to Third Parties - Right of First Refusal; If, during the Option Period, CCSA should wish to transfer any or all of its assets described herein to a third party other than an Affiliate, prior to making any offer CCSA must give notice in writing to FKM of the terms and conditions under which it would be willing to sell. The notice shall be taken as an offer by CCSA to FKM to sell under the terms and conditions contained therein and shall be open for FKM to accept it for a period of ninety (90) days from the date of receipt of the notice by FKM. If FKM accepts CCSA's offer within the ninety (90) day period, it must give notice to CCSA and said acceptance shall constitute a buy-sell agreement which shall bind the Parties to the terms and conditions duly notified by CCSA. If FKM does not accept the offer within the ninety (90) day period, CCSA may sell to any other person under the terms and conditions in the notice to FKM, or under any other terms and conditions agreed to, provided that these new terms and conditions are not more favorable than those offered to FKM.

SECTION XI INDEMNITY

11.1 Losses by CCSA; FKM must indemnify CCSA from and against any and all the Losses incurred by CCSA as a result of:

(a) any noncompliance by FKM of a representation, warranty, covenant or agreement contained herein;

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(c) unless expressly directed by CCSA, any cleanup and remediation, including but not limited to all the studies, tests, reports and investigations associated with the cleanup and remediation of Hazardous Substances released, disposed of or discharged by FKM or its Agents in relation to any of FKM's activities on the Bajo Pobre Mining Property.

If any claim or action is brought against CCSA with respect to which CCSA has a right to indemnification under this section, written notice of said claim or action must be sent promptly to FKM. FKM shall have the right, by giving notice to CCSA within thirty (30) days of receiving the notice of the claim or action, to assume full control of the defense or settlement of the claim, subject to CCSA's right to participate at its own exclusive expense and with attorneys chosen by CCSA.

The indemnification obligations contained in this Section 11.1 shall survive the termination of this Agreement.

11.2 Losses bv FKM; CCSA must indemnify FKM from and against any and all Losses incurred by FKM as a result of:

(a)           any noncompliance by CCSA of a representation, warranty, covenant or agreement contained herein;

(b)           unless expressly directed by FKM, any death, damage to persons or properties or damage to Bajo Pobre Mining Property, to the environment or natural resources caused by any act or omission on the part of CCSA or its respective Agents, whether actual, alleged or threatened, including but not limited to warehousing, release, storage, transportation, treatment, generation or escape of Hazardous Substances generated, stored, used, disposed of, treated, handled or sent by CCSA or its Agents in relation to any of CCSA's activities on the Bajo Pobre Mining Property; and

The indemnification obligations contained in this Section 11.2 shall survive the termination of this Agreement.

113 <u>Issues Prior to **the Date** of Execution</u>: Any and all of the outstanding obligations and issues, including but not limited to obligations to third parties, labor obligations, environmental responsibilities, legal or administrative actions initiated by third parties, duties of any kind, mining royalties, etc., which arise during the life of this Agreement but have their origin prior to the Date of Execution, except for Outstanding Obligations, shall be the sole and exclusive responsibility of FKM.

SECTION Xn <u>DELAY EVENTS</u>

12.1 <u>Delay Events:</u>

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(a)           In the event of a Delay Event, the Party affected or possibly affected by the Delay Event (the "Affected Party") must give prompt written notice to the other Party of the Delay Event.

(b)           If a Delay Event occurs, the obligations of the Affected Party shall be suspended throughout the existence of the Delay Event and for an additional period sufficient to allow the Affected Party, acting with reasonable diligence, to return to the same status it enjoyed prior to the Delay Event

(c)           AH the time periods and all the dates contained herein, after the occurrence of a Delay Event, shall be adjusted taking into account the extension and the delay resulting from the Delay Event.

(d)           The Parties must use all reasonable diligence in order to eliminate the Delay Event as quickly as possible, but this requirement shall not be justification for strikes or any other industrial dispute against the interests of either Party.

SECTION Xm           COSTS. DUTIES AND EXPENSES

13.1 Costs. Duties and Expenses; Regardless of whether the transactions contemplated herein are completed or not, the Parties must pay their own respective expenses including but not limited to legal costs. If applicable, Stamp Tax will be paid in equal parts by the Parties.

SECTION XIV           MAXIMUM REQUIRED EXPLORATION EXPENSES

14.1      Maximum Required Exploration Expenses to Maintain the Option: The Parties hereby acknowledge and agree that, without prejudice to any other provision herein or any agreement or instrument executed on or after the date of this Agreement: (a) if CCSA assumes the Investment with regard to the Bajo Pobre Mining Property, and (b) the Exploration Expenses are incurred in accordance with the program contained in Section 5.1 (which, to avoid doubt, is subject to Sections 5.5 and 5.7 and to this Section XIV), CCSA's right to exercise the Option pursuant hereto shall be maintained according to law and shall not be limited in any way.

14.2 Maximum Required Exploration Expenses under Agreement: The Parties also acknowledge and agree that, without prejudice to any other provision herein or any agreement or instrument executed on or after the date of this Agreement, except for the First Year Investment Commitment, all the Exploration Expenses described herein are voluntary expenses which may be made by CCSA at its sole discretion, and CCSA shall not be under any obligation under this Agreement or in any other way to incur, reimburse or pay any other amount, subject to the Pre-Termination Exploration Expenses and the Termination Obligations.

SECTION XV           RELATIONSHIP OF THE PARTIES

15.1 Relationship of the Parties: The rights, privileges, duties, obligations and responsibilities between the Parties shall be individual and not joint or collective, and there shall be nothing contained herein that may be interpreted as creating any partnership, association, agency or trust of any kind or any imposition upon either of the Parties of any duty, obligation or social responsibility. Except for the terms stipulated in Section XI and as is expressly stated here, neither Party shall be responsible for the representations and warranties, acts, covenants and agreements of the other Party.

SECTION XVI           CONFIDENTIAUTY

16.1 Confidentiality: This Agreement, any information provided by either of the Parties or any of their respective Agents pursuant hereto, and all the matters related to Exploration Expenses, are and shall be kept confidential and shall only be disclosed to those employees, directors, contractors, representatives, attorneys, investors, financial analysts and consultants of each Party who, by virtue of their respective tasks and positions and the objectives established herein, need to know, in which case only the information necessary shall be disclosed. Each of the Persons mentioned, prior to receiving any confidential information, must have been informed by the Party disclosing said information (the "Disclosing Party") of the confidentiality obligation contained in Section XVI and it must be ensured that, by its actions, the Disclosing Party is not in breach of the terms of this Agreement. Solely for the purposes of this Section XVI, if

FKM is the Disclosing Party, CCSA shall be the "Other Party", and if CCSA is the Disclosing Party, FKM shall be the "Other Party".

The confidentiality obligation shall not apply to information:

(a)           that the Disclosing Party must disclose as a requirement of any applicable law, regulation, contract or legally enforceable written policy, or due to published rules or any obligatory requirement of any stock exchange in which shares of the Disclosing Party or of an Affiliate are listed, which it has been required to join (or due to any law applicable to said shares);

(b)           that the Disclosing Parry must disclose as a requirement in a legal proceeding or by an order or requirement of a court of competent jurisdiction or by any other competent Government Authority;

(c)           that is or becomes accessible to the general public (but said accessibility is not the result of a disclosure on the part of the Disclosing Party in breach of this Agreement); or

(d)           that was known to the Disclosing Party prior to the disclosure of the information; in the event of the cases described in clauses (a) and (b) above, and whenever reasonably possible, the Disclosing Party must promptly provide notice in writing to the Other Parry prior to disclosing the information, and said notice must include details of the form, nature and purpose of the disclosure, so that the Other Party is able to obtain a protective measure or any other suitable remedy or exception to compliance with this Agreement. The Disclosing Party must cooperate reasonably with the Other Party, at the sole expense of the Other Party, in the Other Party's efforts to obtain said protective measure or other suitable remedy. If it is not possible to obtain a protective order or other suitable remedy or the Other Party does not release [it] from compliance with this Agreement, the Disclosing Party shall disclose only the portion of information that is legally required or requested, and shall reasonably attempt to safeguard the confidentiality of any information mat has been disclosed.

16.2 Public Announcement: Neither Parry may make a public announcement regarding the Bajo Pobre Mining Property project without the prior written consent of the other Party, unless the announcement is required under applicable laws or stock exchange regulations.

SECTION XVH           APPLICABLE LAW AND RESOLUTION OF CONTROVERSIES

17.1      Applicable Law; This Agreement shall be governed and interpreted in accordance with the laws of the Argentine Republic.

17.2      Resolution of Controversies: Any dispute, controversy or difference that arises from or in connection with any provision of this Agreement or from a breach hereof, including any matter regarding its validity, enforceability, construction, termination or infringement, shall be amicably decided by the Parties. If said dispute, controversy or difference is not amicably resolved by the Parties within thirty (30) calendar days of the receipt of a written notice by one Party from the other Parry (the "Arbitration Notice"). the matter shall be finally resolved by arbitration in accordance with the terms established in this Section and, subsidiarily, in accordance with the Regulations of the General Arbitration Tribunal of the Stock Exchange of the Autonomous City of Buenos Aires. The number of arbitrators shall be three (3). Within five (5) days of the receipt of the Arbitration Notice, each of the Parties must choose an arbitrator and notify the other Party thereof. The two designated arbitrators shall have an additional five (5) days to choose the third arbitrator. The arbitrator (or each arbitrator, as applicable) must have experience in the mining industry and in matters related to international, financial and business affairs, and no type of relationship with either Party. The place of arbitration shall be the Autonomous City of Buenos Aires, and the language to be used during the proceedings shall be Spanish. The arbitration award must be supported by Argentine law and by business principles that are reasonable and consistent with the terms of the Agreement. Said award shall be final and enforceable between the Parties. The costs of arbitration shall be subject to the final arbitration decision. Except in the event of termination, the Parties must continue to comply with their obligations under this Agreement until the date of the arbitration award. The arbitration award may be entered in any court with jurisdiction over the Parties.

SECTION XVm           NOTICES

18.1 Notices; All notices, requests, demands or any other type of communication that are permitted to be served by one Party to the other Party pursuant to the terms contained herein must be made in writing and delivered personally or by fax addressed to the other Party or delivered to said other Party as follows:

To FKM, at:
Attention: Mr. Arturo Canero
Angelelli 9, Barrio Guernes
Comodoro Rivadavia
Argentina

Tel/fax: (54-11) 297-446-2500

To CCSA, at:
Attention: Danilo Silva / Raul Bonfada
Av. Truinvirato 4125,7° "E"
C1431FBE - Buenos Aires
Argentina

Tel/fax: (54-11) 4523 5078

With copies to:
Attention: Ignacio J. Randle / Alejandro M. Massot
Cerritoll86,3°
C1010AAX - Buenos Aires
Argentina

Tel/fax: (54-11) 4816-5009

Any change to the information listed above shall only be effective if notified in writing by the relevant Party. A notice takes effect upon receipt thereof. If it is delivered personally, the notice shall be deemed received on the date of delivery or when acknowledged in writing. If it is sent by fax, the notice shall be considered received on the first business day after the date of transmission of the fax sent confirmation.

SECTION XK: <u>MISCELLANEOUS CLAUSES</u>

19.1 <u>Amendments</u>: This Agreement may not be amended or added to, and no provision contained herein may be renounced, without written notice of consent from each of the Parties.

19.2 <u>Waivers</u>: Any of the provisions of this Agreement may be renounced or waived but only if said renunciation or waiver is formulated in writing by each the Parties affected thereby. No breach or delay on the part of either of the Parties in the exercise of any right, power or privilege shall be interpreted or constitute a waiver of said right, power or privilege, unless the Party expressly so indicates. Moreover, no singular or partial exercise of a right, power or privilege shall prevent the exercise of any other right, power or privilege now or in the future.

193 <u>Cumulative Remedies</u>: The rights and remedies contained herein shall be cumulative and not exclusive of any right or remedy established by law.

19.4 <u>Additional Warranties</u>: At the reasonable request of the other Party, each Party hereby agrees to take any and all measures, including but not limited to the execution and presentation of certificates or instruments, necessary or appropriate to give effect to the terms and conditions agreed herein.

19.5 <u>Validity</u>: Unless this Agreement expressly establishes otherwise, if all or any part of a provision of this Agreement is invalid, unenforceable or illegal in a jurisdiction, it shall not apply for that jurisdiction. The rest of the Agreement has full force and effect and the validity or enforceability of the provision in any other jurisdiction shall not be affected.

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19.6      Absence of Third Party Beneficiaries; Nothing in this Agreement or in any other agreement or instrument executed in relation hereto, now or in the future, express or implicit, shall grant any Person other than the Parties hereto, and each of their successors and transferees admitted under this Agreement or other such agreements or instruments, benefits of any right or remedy under this Agreement.

19.7      Language: Without prejudice to any translation into English of this Agreement or of any other agreement or instrument executed in relation hereto, the version of this Agreement in the Spanish language shall be the original instrument and, in the event of conflict between the English and Spanish versions, the Spanish version shall prevail.

19.8      Currency; All the Exploration Expenses contained herein are in Dollars of the United States of America. In order to determine the equivalent of said amounts in Argentine Pesos, the Parties shall use the average between the buying price and the selling price of the Dollar of the United States of America published by the Banco de la Nacion de Argentina at the close of the first business day of the calendar month in which said Exploration Expenses are incurred. In the event that the Banco de la Nacion de Argentina does not publish prices on the first business day of the month in question, the Parties shall use the price published on the first day after the first business day of the respective month, or, if no price is published during the entire month, the Parties shall use a mutually accepted price.

19.9      Entire Agreement - Termination of Prior Agreements; The attachments and appendices hereto shall constitute an integral part of this Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes any prior discussion, negotiation or agreement between the Parties with regard to the purpose hereof. CCSA and FKM agree that with the execution of this Agreement, the Letter of Intent shall automatically terminate and be of no further effect. A reference hereto includes references to this Agreement and its appendices and attachments as amended, changed, added to, replaced and/or reaffirmed in any way from time to time. All references to sections, paragraphs, clauses, appendices, and attachments shall refer to such parts of this Agreement unless otherwise stipulated in some part of this Agreement.

          IN WITNESS WHEREOF, each Party signs this Investment, Exploration and Option Agreement on this 28* day of March, 2007.

[ILLEGIBLE SIGNATURE]
CERRO CAZADOR S.A.
For
Name: Danilo P. Silva
Title: PRESIDENT

[ILLEGIBLE SIGNATURE]
FKMEVERAS.A.
For: ARTURO CANERO
Name:
Title: President

APPENDIX A
BAJO POBRE MINING PROPERTY

1) File No. 409.162/M/94 - Manifestation of Discovery, Johana Belen Mine. The canon is owed for the first and second halves of the years 2005 and 2006. Presentations are owed to the Mining Office requested during 2005. The file has no presentations after 2005.

APPENDIX B

<u>OUTSTANDING OBLIGATIONS</u>

Payment of the mining canons for the first and second halves of the years 2005 and 2006.

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APPENDIX D

IRREVOCABLE POWER OF ATTORNEY

Notarial Instrument No.________. In the City of Buenos Aires, before me, Civil Law Notary in the City of Buenos Aires, this ____ day of the month of _____, 2007, there appears ______________, President of FK Minera S.A. ("FKM"), a company duly incorporated and organized under the laws of the Argentine Republic, with domicile at ____________, Argentina, who states in relation to an Investment, Exploration and Option Agreement (the "Investment Agreement"), executed between Cerro Cazador, S.A., a company duly incorporated and organized under the laws of the Argentine Republic, with domicile at Cerrito 1186, 3rf floor, Autonomous Chy of Buenos Aires, Argentina ("CCSA"), and FKM.

Pursuant to the terms agreed in the Investment Agreement, FKM hereby grants CCSA irrevocable power of attorney, effective from the date on which CCSA or whoever CCSA designates takes up the affairs and management of the Bajo Pobre Mining Property, File No. 409.162/M/94 - Manifestation of Discovery, Johana Belen Mine, filed with the Mining Office of the Province of Santa Cruz, initiated or to be initiated and pursued throughout its processing. To this end, the agent is vested with the implicit powers as determined by the nature of the agency and those arising from the acts and contracts established by the Mining Code, and in particular is empowered to: 1) act in all proceedings related to the acquisition, exploitation and use of mining substances, to which end it may: a) request permits for prospecting, operation, claim staking and ordinary use; b) request concession, demarcation, extension and separation of claims; c) report discoveries of mines and concessions for abandonment; d) apply for unclaimed land and surveys and demarcations; e) form mining groups and prospecting or exploitation companies; f) establish easements and usufructs and contract and settle loans; and g) give and demand securities; 2) buy, sell, lease and transfer mines, and also transfer mining rights and shares free of charge or against payment, to which end it may set prices, forms of payment, interest, terms, give and demand collateral and conditions, pay and receive, give and take possession, settle property taxes; confer special powers of attorney associated with the object of the agency; 3) grant, accept and sign any public and private instruments that the agency makes necessary; 4) carry out any business as may be required with public departments and/or private offices, in fulfillment of all the formalities arising from its dealings with the Provincial Mining Office of Santa Cruz, presenting all manner of instruments and applications, completing and signing forms, formalities and sworn statements; 5) appear in defense of the interests of its principal in relation with its mining affairs and operations before the Courts of the Nation or of the Provinces, of any competence or jurisdiction, taking part in the relevant proceedings on its own behalf or through attorneys, as plaintiff or defendant or in any other capacity with the power to present instruments, titles and any kind of document, to challenge, file or answer claims of any kind, attend hearings and certifications of documents, signatures and bills of exchange, or examinations of expert witnesses, challenge, reject and extend jurisdictions, make and reply to interrogatories and produce any kind of evidence or information, to file a motion, waive legal remedies or rights afforded by legal provisions, file claims with arbitrators, challenge, settle or rescind transactions, take or receive oaths, request attachments prior to or after judgments or injunctions and the lifting thereof, evictions and expulsions, grant stays or respites, agree on terms, appoint and approve the appointment of property assessors, auctioneers, notaries, experts in any Held, accept or reject payment installments and debts, accept and demand securities, assurances, bonds and other guarantees, serve letters rogatory, writs, judicial requests, orders and summons, adopt or request conservatory measures, transcripts, registrations and the return of documents and certified copies of records, call for insolvency or bankruptcy proceedings for delinquent debtors, with the power to attend the creditors* meeting, verify or observe its progress, appoint receivers and surveillance committees, accept, reject and revoke bankruptcy settlements, as well as awards, the assignment of assets or other agreements, request reinstatements, undertake surveying, establish boundaries and pay legitimate debts; and, in short, to undertake any acts, negotiations and formalities conducive to the best performance of this agency, while the grantor shall be required to accept as valid and final all acts performed by the agent by virtue of this power, and the participation of the grantor in all or any of the acts listed herein shall not in any way revoke, suspend or limit the power herein granted. Before me, Civil Law Notary, registered with the Notary Association of the city of Buenos Aires under the Number _______, the aforementioned party has stated his will to grant CCSA this irrevocable power of attorney, and CCSA hereby accepts said irrevocable power of attorney.

APPENDIX E
ROYALTY AGREEMENT

          THIS ROYALTY AGREEMENT (the "Royalty Agreement") is executed and entered into this ___ day of ____ , 200_ (the "Date of Execution").

BY AND BETWEEN:

          CERRO CAZADOR S.A., a company duly incorporated and existing under the laws of Argentina, with domicile at Cerrito 1186,3rd Floor, Autonomous City of Buenos Aires, Argentina ("CCSA"); and

          FK MINERA S.A., a company duly incorporated and existing under the laws of Argentina, with domicile at Angelelli 9, Barrio Giiemes, Comodoro Rivadavia, Argentina ("FKM").

CCSA and FKM shall be referred to herein jointly as the "Parties" and each one individually as a "Party".

WHEREAS:

(A)      CCSA and FKM have executed an Investment, Exploration and Option Agreement dated March 28, 2007 (the "Investment Agreement"), whereby FKM has granted CCSA the sole, immediate, exclusive and irrevocable option to acquire an interest of 100% of all or any part of the Bajo Pobre Mining Property.

(B)      The Parties agreed that if CCSA decides to exercise the Option and FKM transfers to CCSA 100% of the Bajo Pobre Mining Property under the terms of the Investment Agreement, FKM shall have the right to receive a royalty pursuant to the terms and conditions established in this Royalty Agreement.

THEREFORE, in consideration of the covenants and conditions contained in the Investment Agreement and herein, the sufficiency of which is acknowledged by the Parties, the Parties agree on the following:

SECTION I           DEFINITIONS

1.1.      Definitions; The following terms shall have the following definitions unless otherwise established in another part of this Royalty Agreement

          "Investment Agreement" shall have the meaning set forth in the whereas clauses of this Royalty Agreement.

          "Baio Pobre Mining Property" shall have the meaning set forth in the whereas clauses of this Royalty Agreement, and more particularly that set forth in Appendix A of the Investment Agreement "CCSA" shall have the meaning set forth in the whereas clauses of this Royalty Agreement "Date of Execution" shall have the meaning set forth in the introductory paragraph of this Royalty Agreement "FKM" shall have the meaning set forth in the whereas clauses of mis Royalty Agreement "Royalty" shall have the meaning set forth in Section 2.1 herein.

          "Royalty Agreement" shall have the meaning set forth in the introductory paragraph of this Royalty Agreement.

          "Option" shall have the meaning set forth in Section 4.1 of the Investment Agreement "Parties" shall have the meaning set forth in the whereas clauses of this Royalty Agreement.

          "Annual Payments" shall have the meaning set forth in Section 2.4 herein.

1.2      Headings: The headings of the sections and appendices in this Agreement are merely referential in nature and under no circumstances may they affect the meaning or interpretation of this Royalty Agreement.

SECTION n           ESTABLISHMENT OF ROYALTY

2.1 If, and only if, CCSA decides to exercise the Option and FKM transfers 100% of the Bajo Pobre Mining Property to CCSA under the terms of the Investment Agreement, FKM shall have the right to receive a royalty equal to 1%, without duplication, of the net proceeds of all the gold and silver refined from ore or products sent from the Bajo Pobre Mining Property (the "Royalty"), under the terms and conditions agreed in this Royalty Agreement.

2.2 In order to determine the Royalty, the refined gold and silver shall be deemed to be sold at the Average Monthly Prices determined according to the daily bulletin

London Bullion Market Association P.M Gold and Silver Fix during the month. Gold and silver production shall mean the amount of refined gold and silver produced in a calendar month by a third, independent refinery or from the ore produced by the Bajo Pobre Mining Property on the basis of a final agreement.

23 CCSA shall deduct from each Royalty payment the costs, charges and expenses for refining or smelting of the dore of the Bajo Pobre Mining Property that is delivered for processing, including claims for treatment in the smelting and refining process, including handling, processing, interest, provisional fees, sampling, representation costs, penalties and/or other process deductions.

2.4 The minimum payment received by FKM may not be less than US$100,000 per year (the "Annual Payments") subject to Section HI herein, on the understanding, however, that CCSA will also deduct from each Royalty Payment any payment already made to FKM.

SECTION ffl           PURCHASE OPTION

3.1 CCSA shall have the right, at its sole and exclusive discretion, whether directly or through an Affiliate, to purchase the full Royalty right for an amount of US$1,000,000 in cash, less any and all payments that it has made to FKM under this Royalty Agreement.

SECTION IV           DURATION

4.1 This Royalty Agreement and FKM's right to receive Royalty-based payments shall come into effect on the date on which CCSA exercises the Option pursuant to the terms established in the Investment Agreement, and shall remain in effect for (i) ten (10) years or (ii) until the time at which FKM has received the total amount of US$1,000,000; whichever occurs first.

SECTION V           INTERPRETATION

5.1 The Parties agree that this Royalty Agreement shall be interpreted in accordance with the Investment Agreement. Under no circumstances may this Royalty Agreement be interpreted in a way that contradicts or amends the Investment Agreement. In the event of conflict between the Investment Agreement and this Royalty Agreement, the Investment Agreement shall prevail.

SECTION VI           ASSIGNMENT OF RIGHTS

6.1 Neither of the Parties may assign any right derived from this Royalty Agreement to a third party, except in cases provided for in the Investment Agreement.

SECTION VH           APPLICABLE LAW. JURISDICTION

7.1      This Royalty Agreement shall be governed and interpreted pursuant to the laws of the Argentine Republic.

7.2      The Parties agree to resolve any dispute, discrepancy or claim that may arise from the interpretation, application or compliance with the obligations assumed herein in accordance with the Investment Agreement.

SECTION VH           DOMICILES AND NOTICES

8.1      For the purposes of this Royalty Agreement, the Parties establish their domiciles as the same as those established at the beginning of this Royalty Agreement, where any notice or summons, whether judicial or extrajudicial, shall be held valid.

IN WITNESS WHEREOF, each Party signs this Royalty Agreement this ___ day of the month of____ , 200_.